 Filed pursuant to Rule 424(b)(5)

   Registration No. 333-217491

Registration No. 333-217491-01

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

Preliminary Pricing Supplement Dated November 29, 2017

Pricing Supplement

(To Prospectus dated April 27, 2017

and Prospectus Supplement dated April 27, 2017)

$

UDR, Inc.

Medium-Term Notes, Series A

Due Nine Months or More From Date of Issue, Fully and Unconditionally Guaranteed by

United Dominion Realty, L.P.

The notes will bear interest at a rate of     % per year. We will pay interest on the notes on     and       of each year. The first interest payment will be made on, 2018. The notes will mature onunless redeemed prior to that date.

The notes will be our senior indebtedness under our senior indenture dated November 1, 1995, as amended, supplemented or modified from time to time, which we refer to as the “indenture” and will be fully and unconditionally guaranteed by our subsidiary, United Dominion Realty, L.P., a Delaware limited partnership. The notes will not be subject to a sinking fund and will not be convertible or exchangeable into other securities.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-3 of the accompanying prospectus supplement dated April 27, 2017 and on page 3 of the accompanying prospectus dated April 27, 2017.

Per Note	Total
Public offering price(1)%	$
Underwriting discount %	$
Proceeds to us (before expenses)(1)%	$

(1) Plus accrued interest if settlement occurs after , 2017.

Interest will accrue from                       , 2017.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this pricing supplement, the accompanying prospectus and prospectus supplement. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company and its participants, including Euroclear Bank SA/NV and Clearstream Banking S.A.,  against payment in New York, New York on or about , 2017.

   Joint Book-Running Managers

B
J.P. Morgan	BofA Merrill Lynch	US Bancorp

The date of this pricing supplement is          , 2017

 TABLE OF CONTENTS

Pricing Supplement

Prospectus Supplement

Statement Regarding Forward-Looking Information	S-ii
About this Prospectus Supplement	S-1
Risk Factors	S-3
Description of Notes	S-5
Special Provisions Relating to Foreign Currency Notes	S-24
Material U.S. Federal Income Tax Consequences	S-26
Plan of Distribution	S-37
Where You Can Find More Information	S-39
Incorporation of Certain Documents By Reference	S-39
Legal Matters	S-40
Experts	S-40

Prospectus

About this Prospectus	1
Our Company	2
Risk Factors	3
Use of Proceeds	3
Ratio of Earnings to Fixed Charges	3
Description of Securities	4
Description of Capital Stock	4
Description of Preferred Stock	9
Description of Depositary Shares	10
Description of Debt Securities	12
Description of Guarantees of the Debt Securities	23
Description of Warrants	24
Description of Subscription Rights	25
Description of Purchase Contracts and Purchase Units	26
Material U.S. Federal Income Tax Consequences	27
Selling Security Holders	42
Plan of Distribution	42
Legal Matters	45
Experts	45
Cautionary Statement Regarding Forward-Looking Statements	46
Where You Can Find More Information	46

PS - i

You should rely only on the information contained or incorporated by reference in this pricing supplement and the accompanying prospectus supplement and prospectus. Neither we nor any underwriter has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor the underwriters are making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this pricing supplement and the accompanying prospectus supplement and prospectus relating to any issuance of notes, is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

PS - ii

UDR, INC.

UDR, Inc. is a self-administered real estate investment trust, or REIT, that owns, operates, acquires, renovates, develops, redevelops, disposes of and manages multifamily apartment communities nationwide. References in this pricing supplement, the accompanying prospectus supplement and prospectus to “UDR,” “we,” “us,” “our” or “the Company” are to UDR, Inc. References in this pricing supplement to “UDR LP” or “the guarantor” are to United Dominion Realty, L.P.

USE OF PROCEEDS

The net proceeds from the sale of the notes are estimated to be approximately $               after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for the repayment of debt, including funding the redemption of $300 million in aggregate principal amount (plus the make-whole amount and accrued and unpaid interest) of our 4.250% senior notes due June 1, 2018, or other general corporate purposes. Pending application of the net proceeds for those purposes, we may use the net proceeds from this offering to repay currently outstanding indebtedness under our commercial paper program, our unsecured revolving credit facility and our working capital credit facility, or we may invest the net proceeds in short-term investments, including marketable securities.

Certain of the underwriters or their affiliates may hold positions in our 4.250% senior notes due June 1, 2018 or in our commercial paper. Furthermore, certain of the underwriters or their affiliates are lenders under our unsecured revolving credit facility and our working capital credit facility. Accordingly, those underwriters or affiliates may receive a portion of the net proceeds from this offering.

DESCRIPTION OF NOTES

The following description of the terms of the Medium-Term Notes, Series A Due Nine Months or More From Date of Issue, Fully and Unconditionally Guaranteed by UDR LP, referred to in this pricing supplement as the “notes,” supplements, and to the extent inconsistent replaces, the description of the general terms and provisions of debt securities contained in the accompanying prospectus supplement and prospectus. It is important for you to consider the information contained in this pricing supplement and the accompanying prospectus supplement and prospectus in making your investment decision.

General

We will issue the notes as a series of Debt Securities under an indenture, referred to in this pricing supplement as the “indenture,” dated as of November 1, 1995, as amended, supplemented or modified from time to time, with U.S. Bank National Association, successor trustee to Wachovia Bank, National Association (formerly First Union National Bank of Virginia), as trustee. The terms of the notes include those provisions contained in the indenture, the terms of which are more fully described in the accompanying prospectus supplement and prospectus and under the section entitled “— Covenants” below, and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The notes are subject to all of these terms, and holders of notes are referred to the indenture and the Trust Indenture Act for a statement of those terms. The notes will be our direct, senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. UDR LP will fully and unconditionally guarantee payment in full to the holders of the notes. All such payments are subject to the credit risk of UDR LP, as the guarantor. Reference is made to the section entitled “Description of Debt Securities” in the accompanying prospectus, “Description of Notes — Certain Covenants” in the accompanying prospectus supplement, and to “— Covenants” below for a description of the covenants applicable to the notes. We will issue each note as a book-entry note represented by one or more fully registered global securities or as a fully registered certificated note. The notes will only be issued in fully registered form in denominations of $1,000 and integral multiples of $1,000.

Principal and Interest

The notes will bear interest at the rate of% per year and will mature on. The notes will bear interest from, 2017 and interest will be payable semi-annually in arrears onandof each year, commencing on          , 2018 (each such date being an “interest payment date”) to the persons in whose name the notes are registered in the security register on the precedingor, whether or not a business day, as the case may be (each such date being a “record date”). Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any interest payment date, redemption date or the maturity date falls on a day that is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after the interest payment date, redemption date or the maturity date, as the case may be, until the next business day.

Guarantee

UDR LP will fully and unconditionally guarantee payment of any principal, premium and interest in respect of the notes in full to the holders thereof. The guarantee forms part of the indenture under which the notes will be issued. If, for any reason, we do not make any required payment in respect of the notes when due, UDR LP will cause the payment to be made to, or to the order of, the applicable paying agent on behalf of the trustee. Holders of the notes may enforce their rights under the guarantee directly against UDR LP without first making a demand or taking action against UDR or any other person or entity. UDR LP may, without the consent of the holders of the notes, assume all of our rights and obligations under the notes and, upon such assumption, we will be released from our liabilities under the indenture and the notes.

Covenants

The section in the accompanying prospectus entitled “Description of Debt Securities” and the section in the accompanying prospectus supplement entitled “Description of Notes — Certain Covenants” describe certain agreements we have made for the benefit of the holders of the notes. However, the covenants limiting UDR’s incurrence of debt set forth in Section 1004(a) and Section 1007 of the indenture, which are described under the heading “Description of Debt Securities — Covenants Under the Senior Indenture,” will not apply to the notes offered under this pricing supplement. Instead, the following covenants will apply to the notes, as discussed in more detail under the heading “Description of Notes — Certain Covenants” in the accompanying prospectus supplement (capitalized terms not otherwise defined will have the respective meanings assigned to them in the indenture):

“The Trust will, and will cause the Subsidiaries to, have at all times Total Unencumbered Assets of not less than 150% of the aggregate principal amount of all of the Trust’s outstanding Unsecured Debt and the outstanding Unsecured Debt of the Subsidiaries, determined on a consolidated basis in accordance with GAAP.

The Trust will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Trust and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 65% of the sum of (without duplication) (i) the Trust’s Total Assets as of the end of the calendar quarter covered in the Trust’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Trust or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

‘Total Unencumbered Assets’ means the sum of, without duplication, those Undepreciated Real Estate Assets which are not subject to a lien securing Debt and all other assets, excluding accounts receivable and intangibles, of the Trust and the Subsidiaries not subject to a lien securing Debt, all determined on a consolidated basis in accordance with GAAP; provided, however, that all investments by the Trust and the Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets to the extent that such investments would have otherwise been included.”

Optional Redemption

We may redeem all or part of the notes at any time at our option at a redemption price equal to the greater of (1) the principal amount of the notes being redeemed plus accrued and unpaid interest to the redemption date or (2) the Make-Whole Amount for the notes being redeemed. If the notes are redeemed on or after  (months prior to the maturity date), the redemption price will equal 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Make-Whole Amount” means, as determined by the Quotation Agent, the sum of the present values of the principal amount of the notes to be redeemed, together with the scheduled payments of interest (exclusive of interest to the redemption date) from the redemption date to the maturity date of the notes being redeemed, in each case discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate, plus accrued and unpaid interest on the principal amount of the notes being redeemed to the redemption date.

“Adjusted Treasury Rate” means, with respect to any redemption date, the sum of (x) either (1) the yield for the maturity corresponding to the Comparable Treasury Issue, under the heading that represents the average for the immediately preceding week, appearing in the most recent published statistical release designated “H.15” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities” (provided, if no maturity is within three months before or after the remaining term of the notes being redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounded to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third business day preceding the redemption date, and (y)       %.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to the maturity date of the notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes being redeemed.

“Comparable Treasury Price” means, with respect to any redemption date, (x) the average of three Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations so obtained, or (y) if fewer than five Reference Treasury Dealer Quotations are so obtained, the average of all such Reference Treasury Dealer Quotations so obtained.

“Quotation Agent” means the Reference Treasury Dealer selected by the indenture trustee after consultation with UDR, Inc.

“Reference Treasury Dealer” means any of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, a nationally recognized investment banking firm selected by U.S. Bancorp Investments, Inc. that is a primary U.S. Government securities dealer and two other nationally recognized investment banking firms selected by UDR, Inc. that are primary U.S. Government securities dealers and their respective successors and assigns.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the indenture trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the indenture trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This discussion supplements the description of the U.S. federal income tax consequences applicable to an investment in the notes under the heading “Material U.S. Federal Income Tax Consequences” beginning on page 27 of the accompanying prospectus and page S-26 of the accompanying prospectus supplement.

U.S. lawmakers are evaluating proposals for substantial changes to U.S. fiscal and tax policies, including comprehensive tax reform. A variety of tax reform proposals that would significantly impact U.S. taxation of corporations, including REITs, are under consideration. There is a substantial lack of clarity around the likelihood, timing and details of any such tax reform and the impact of any potential tax reform on us or an investment in our securities. Any such changes to the tax laws or interpretations thereof, with or without retroactive application, could materially and adversely affect us or investors in our securities. We cannot predict how changes in the tax laws might affect us or investors in our securities. New legislation, U.S. Treasury Regulations, administrative interpretations or court decisions could significantly and negatively affect our ability to continue to qualify as a REIT, or the U.S. federal income tax consequences to our stockholders and us of such qualification, or could have other adverse consequences, including with respect to ownership of our securities. For example, lower revised tax rates for corporations, or for individuals, trusts and estates, might cause current or potential stockholders to perceive investments in REITs to be relatively less attractive than is the case under current law. Investors are urged to consult their tax advisors with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our securities.

PLAN OF DISTRIBUTION

Subject to the terms and conditions stated in the third amended and restated distribution agreement dated September 1, 2011, as amended on July 29, 2014 and April 27, 2017, the underwriters named below have severally agreed to purchase, and we have agreed to sell to each underwriter, the respective principal amount of notes set forth opposite the underwriter’s name.

Erill Lynch, Piecre
	Underwriter	Principal Amount of Notes
	J.P. Morgan Securities LLC	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated
U.S. Bancorp Investments, Inc.
	Total	$

The third amended and restated distribution agreement, as amended,  provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

The underwriters propose to offer some of the notes directly to the public at the public offering price set forth on the cover page of this pricing supplement and some of the notes to dealers at the public offering price less a concession not to exceed          % of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession not to exceed% of the principal amount of the notes on sales to other dealers. After the initial offering of the notes to the public, the underwriters may change the public offering price and concessions.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by UDR, Inc.
Per note	%

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when, in covering syndicate short positions or making stabilizing purchases, the underwriters repurchase notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our total expenses (excluding the underwriting discount) for this offering will be approximately            $       and will be payable by us.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

The underwriters or their affiliates have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

Certain of the underwriters or their affiliates may hold positions in our 4.250% senior notes due June 1, 2018 or in our commercial paper. Furthermore, certain of the underwriters or their affiliates are lenders under our unsecured revolving credit facility and our working capital credit facility. Accordingly, those underwriters or affiliates may receive a portion of the net proceeds from this offering.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers.  Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies.  Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee.

Since trades in the secondary market generally settle in two business days, purchasers who wish to trade notes on the date hereof or the next succeeding seven business days will be required, by virtue of the fact that the notes initially will settle in T+10, to specify alternative settlement arrangements to prevent a failed settlement.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 “Prospectus Exemptions” or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 “Registration Requirements, Exemptions and Ongoing Registrant Obligations.” Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this pricing supplement, the accompanying prospectus and prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Canadian purchasers are hereby notified that pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

By purchasing the notes in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•

the purchaser is entitled under applicable provincial securities laws to purchase the notes  without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 - Prospectus Exemptions,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103 - Registration Requirements, Exemptions and Ongoing Registrant Obligations,
•	where required by law, the purchaser is purchasing as principal and not as agent, and
•	the purchaser has reviewed the text above under Notice to Prospective Investors in Canada.

LEGAL MATTERS

The validity of the notes, including the guarantee, will be passed upon for us by Jenner & Block LLP, Chicago, Illinois.  Certain legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Prospectus Supplement

(To Prospectus dated April 27, 2017)

UDR, Inc.

Medium-Term Notes, Series A

Due Nine Months or More from Date of Issue, Fully and Unconditionally Guaranteed by

United Dominion Realty, L.P.

The following terms will generally apply to the medium-term notes that we will sell from time to time using this prospectus supplement and the attached prospectus.

•	Ranking as senior indebtedness under the company’s senior indenture and fully and unconditionally guaranteed by our subsidiary, United Dominion Realty, L.P., a Delaware limited partnership
•	Mature nine months or more from the date of issue
•	May be subject to redemption at our option or repurchase at the option of the holder
•	Fixed or floating interest rate. The floating interest rate formula may be based on:
•	CMT rate
•	Commercial paper rate
•	Eleventh district cost of funds rate
•	Federal funds rate
•	LIBOR
•	Prime rate
•	Treasury rate
•	Another rate or formula set forth in the applicable pricing supplement
•	Fixed rate notes may bear no interest when issued at a discount from the principal amount due at maturity
•	Certificated or book-entry form
•	Payments in U.S. dollars or one or more foreign currencies
•	Interest paid on fixed rate notes and floating rate notes will be paid on the dates specified in the pricing supplement
•	Minimum denominations of $1,000 and integral multiples of $1,000, or other specified denominations for foreign currencies

The final terms of each note will be specified in the applicable pricing supplement which may be different from the terms described in this prospectus supplement.

Investing in the notes involves risks. See “Risk Factors” beginning on S-3 of this prospectus supplement and on page 3 of the accompanying prospectus and the risks set forth under the caption “Item 1A. Risk Factors” included in our most recent annual report on Form 10-K and other periodic filings with the Securities and Exchange Commission, or SEC, which are incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement, the accompanying prospectus or any pricing supplement. Any representation to the contrary is a criminal offense.

Unless otherwise specified in the applicable pricing supplement, the pricing terms of the notes will be:

	Price to Public	Agents’ Commission	Proceeds to Us
Per note	100.000%	0.125% - 0.750%	99.875% - 99.250%

 We may sell notes to the agents referred to below as principal for resale at varying or fixed offering prices or through the agents as agent using their reasonable efforts on our behalf. We may also sell notes without the assistance of any agent.

BofA Merrill Lynch	Citigroup	J.P. Morgan	Morgan Stanley	Wells Fargo Securities

The date of this prospectus supplement is April 27, 2017.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

About this Prospectus	1
Our Company	2
Risk Factors	3
Use of Proceeds	3
Ratio of Earnings to Fixed Charges	3
Description of Securities	4
Description of Capital Stock	4
Description of Preferred Stock	9
Description of Depositary Shares	10
Description of Debt Securities	12
Description of Guarantees of the Debt Securities	23
Description of Warrants	24
Description of Subscription Rights	25
Description of Purchase Contracts and Purchase Units	26
Material U.S. Federal Income Tax Consequences	27
Selling Security Holders	42
Plan of Distribution	42
Legal Matters	45
Experts	45
Cautionary Statement Regarding Forward-Looking Statements	46
Where You Can Find More Information	46

S-i

STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, include statements about future events and expectations that constitute forward-looking statements. Such forward-looking statements include, without limitation, statements concerning property acquisitions and dispositions, development activity and capital expenditures, capital raising activities, rent growth, occupancy, and rental expense growth. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying such forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore such statements may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved.

The following factors, among others, could cause our future results to differ materially from those expressed in the forward-looking statements:

•	general economic conditions;
•	unfavorable changes in apartment market and economic conditions that could adversely affect occupancy levels and rental rates;
•	the failure of acquisitions to achieve anticipated results;
•	possible difficulty in selling apartment communities;
•	competitive factors that may limit our ability to lease apartment homes or increase or maintain rents;
•	insufficient cash flow that could affect our debt financing and create refinancing risk;
•	failure to generate sufficient revenue, which could impair our debt service payments and distributions to stockholders;
•	development and construction risks that may impact our profitability;
•	potential damage from natural disasters, including hurricanes and other weather-related events, which could result in substantial costs to us;
•	risks from extraordinary losses for which we may not have insurance or adequate reserves;
•	uninsured losses due to insurance deductibles, self-insurance retention, uninsured claims or casualties, or losses in excess of applicable coverage;
•	delays in completing developments and lease-ups on schedule;
•	our failure to succeed in new markets;
•	changing interest rates, which could increase interest costs and affect the market price of our securities;
•	potential liability for environmental contamination, which could result in substantial costs to us;
•

the imposition of federal taxes if we fail to qualify as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, in any taxable year;

•

our internal control over financial reporting may not be considered effective which could result in a loss of investor confidence in our financial reports, and in turn have an adverse effect on our stock price; and

•	changes in real estate laws, tax laws and other laws affecting our business.

Please also refer to the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and the other information that we file with the SEC from time to time and incorporate by reference herein for further information on these and other risks affecting us. See “Where You Can Find More Information.”

S-ii

We caution you not to place undue reliance on forward-looking statements because our future results may differ materially from those expressed or implied by them. We do not intend to update any forward-looking statement, whether written or oral, relating to the matters discussed in this prospectus supplement and the accompanying prospectus, except as required by law.

S-iii

ABOUT THIS PROSPECTUS SUPPLEMENT

From time to time, we intend to use this prospectus supplement, the accompanying prospectus, and a related pricing supplement to offer the Medium-Term Notes, Series A, Due Nine Months or More from Date of Issue, Fully and Unconditionally Guaranteed by United Dominion Realty, L.P., which we refer to, along with the related guarantee offered under this prospectus supplement, as the “notes.” We refer to the guarantee offered under this prospectus supplement as the “guarantee.” You should read each of these documents before investing in the notes.

This prospectus supplement describes additional terms of the notes and supplements the description of our debt securities contained in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will supersede the information in the prospectus.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy the notes in any jurisdiction in which that offer or solicitation is unlawful. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in some jurisdictions may be restricted by law. If you have received this prospectus supplement and the accompanying prospectus, you should find out about and observe these restrictions. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes outside of the United States. See “Plan of Distribution.”

This prospectus supplement and the accompanying prospectus are not prospectuses (and together is not a prospectus) for the purposes of the Prospectus Directive (as defined below). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any member state of the European Economic Area (each, a “Relevant Member State”) which has implemented the Prospectus Directive will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly, any person making or intending to make an offer in that Relevant Member State of any notes which are contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the selling agents to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither we nor the selling agents have authorized, and neither we nor they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or any selling agent to publish or supplement a prospectus for such offer. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

The communication of this prospectus supplement and the accompanying prospectus and any other document or materials relating to the issue of notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or within Article 49(2)(a) to (d) of the Financial Promotion Order, or to any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus and any other document or materials relating to the issue of notes offered hereby will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any other document or materials relating to the issue of notes offered hereby or any of their contents.

Notes which have a maturity of less than one year may not be offered or sold other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by us.

For each offering of notes, we will issue a pricing supplement which will contain additional terms of the offering and a specific description of the notes being offered. The pricing supplement also may add, update, or change information in this prospectus supplement or the accompanying prospectus, including provisions describing the calculation of interest and the method of making payments under the terms of a note. We will state in the pricing supplement the interest rate or interest rate basis or formula, issue price, any relevant index or indices or other reference asset, the maturity date, interest payment dates, redemption or repayment provisions, if any, and other relevant terms and conditions for each note at the time of issuance. The pricing supplement also may include a discussion of any risk factors or other special additional considerations that apply to a particular type of note. The pricing supplement can be quite detailed and always should be read carefully.

Any term that is used, but not defined, in this prospectus supplement has the meaning set forth in the accompanying prospectus. Effective March 14, 2007, we changed our corporate name from United Dominion Realty Trust, Inc. to UDR, Inc. References in this prospectus supplement to “UDR,” “we,” “us,” “our” or “the company” are to UDR, Inc. References in this prospectus supplement to “UDR LP” or “the guarantor” are to United Dominion Realty, L.P.

RISK FACTORS

Investing in the notes involves risks. Before investing in the notes, you should carefully consider, among other matters, the risk factors below and information set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and other periodic reports, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be updated from time to time by filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that we incorporate by reference herein.

Notes Indexed to Interest Rate, Currency or Other Indices or Formulas May Have Risks Not Associated with a Conventional Debt Security

If you invest in notes indexed, as to principal, premium, if any, and/or interest, if any, to one or more interest rate, currency or other indices or formulas, you will be subject to significant risks not associated with similar investments in a conventional fixed rate or floating rate debt security. These risks include, without limitation, fluctuation of the particular indices or formulas and the possibility that you will receive a lower, or no, amount of principal, premium or interest and at different times than you expected. We have no control over a number of factors, including economic, financial and political events, which are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the notes contains a multiplier or leverage factor, the effect of any change in the particular index or formula will be magnified. In recent years, values of certain indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future. However, past experience is not necessarily indicative of fluctuations that may occur in the future.

Redemption May Adversely Affect Your Return on the Notes

If your notes are redeemable at our option, we may choose to redeem your notes at times when prevailing interest rates are relatively low. In addition, if your notes are subject to mandatory redemption, we may be required to redeem your notes also at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the current interest rate on the notes being redeemed.

There May Not Be a Trading Market for Your Notes; Many Factors Affect the Trading and Market Value of Your Notes

Upon issuance, your notes will not have an established trading market. A trading market for your notes may not develop or be maintained if developed. In addition to our creditworthiness, many factors affect the trading market for, and trading value of, your notes. These factors include:

•	the complexity and volatility of the index or formula applicable to your notes,
•	the method of calculating the principal, premium and interest in respect of your notes,
•	the time remaining to the maturity of your notes,
•	the outstanding amount of notes related to your notes,
•	any redemption features of your notes,
•	the amount of other debt securities linked to the index or formula applicable to your notes, and
•	the level, direction and volatility of market interest rates generally.

There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. In addition, notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility than those not so designed. You should not purchase any notes unless you understand and are able to bear the risk that the notes may not be readily saleable, that the value of the notes will fluctuate over time and that these fluctuations may be significant.

Foreign Currency Notes are Subject to Exchange Rate and Exchange Control Risks

If you invest in notes that are denominated and/or payable in a currency other than U.S. dollars, referred to in this prospectus supplement as “foreign currency notes,” you will be subject to significant risks not associated with an investment in a debt security denominated and payable in U.S. dollars, including, without limitation, the possibility of material changes in the exchange rate between U.S. dollars and the applicable foreign currency and the possibility of the imposition or modification of exchange controls by the applicable governments or monetary authorities. We have no control over the factors that generally affect these risks, including economic, financial and political events and the supply and demand for the applicable currencies. Moreover, if payments on your foreign currency notes are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the exchange rates between the applicable currencies will be magnified. In recent years, exchange rates between U.S. dollars and certain currencies have been highly volatile and volatility between these currencies or with other currencies should be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of the currency applicable to your foreign currency notes against the U.S. dollar would result in a decrease in the U.S. dollar equivalent yield of your foreign currency notes, in the U.S. dollar equivalent value of the principal and any premium payable at maturity or any earlier redemption of your foreign currency notes and, generally, in the U.S. dollar equivalent market value of your foreign currency notes.

Governmental or monetary authority exchange controls could affect exchange rates and the availability of the payment currency for your foreign currency notes on a required payment date. Even if there are no exchange controls, it is possible that the currency in which your foreign currency rates are payable will not be available on a required payment date due to circumstances beyond our control. In these cases, we will be allowed to satisfy our obligations in respect of your foreign currency notes in U.S. dollars.

Investors in the Notes Assume the Credit Risk of UDR and UDR LP in the Event that UDR Defaults on its Obligations Under the Notes; UDR’s Credit Ratings May Not Reflect All Risks of an Investment in the Notes

The notes are issued by UDR and guaranteed by UDR LP, UDR’s subsidiary. As a result, investors in the notes assume the credit risk of UDR and UDR LP in the event that UDR defaults on its obligations under the notes. This means that if UDR and UDR LP become insolvent, default or are otherwise unable to pay their obligations under the notes, you could lose some or all of your initial principal investment.

The credit ratings assigned to our medium-term note program may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, your notes. In addition, real or anticipated changes in UDR’s credit ratings will generally affect any trading market for, or trading value of, your notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the notes and the suitability of investing in the notes in light of your particular circumstances.

Our Payment on the Notes Will Be Subordinated to Secured Indebtedness to the Extent of the Value of the Collateral and Effectively Subordinated to any Indebtedness of Our Non-Guarantor Subsidiaries

As described below in “Description of Notes,” the notes offered hereby will be our unsecured general obligations, and will rank equally with all of our other unsecured and unsubordinated indebtedness outstanding from time to time. As a result, our payment of amounts due on the notes will be subordinated to all of our existing and future secured obligations to the extent of the value of the collateral pledged toward any such secured obligation. Our payment of amounts due on the notes also will be effectively subordinated to all liabilities, whether secured or unsecured, of any of our non-guarantor subsidiaries because, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to such subsidiaries, we, as an equity holder of such subsidiaries, would not receive distributions from such subsidiaries until claims of any creditors of such subsidiaries are satisfied.

DESCRIPTION OF NOTES

The following description of the terms of the notes supplements, and to the extent inconsistent replaces, the description of the general terms and provisions of debt securities contained in the accompanying prospectus. The pricing supplement for each offering of an issue of notes will contain the specific information and terms for that offering. The pricing supplement may also add, update or change information contained in the accompanying prospectus and this prospectus supplement. It is important for you to consider the information contained in the accompanying prospectus, this prospectus supplement and any pricing supplement in making your investment decision.

General

We will issue the notes as a series of Debt Securities under an indenture, referred to in this prospectus supplement as the “Indenture,” dated as of November 1, 1995, as amended, supplemented or modified from time to time, with U.S. Bank National Association, successor trustee to Wachovia Bank, National Association (formerly First Union National Bank of Virginia), as trustee. The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following summary of certain provisions of the notes, including the guarantee, and the Indenture does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the notes, including the guarantee, and the Indenture. Capitalized terms used but not defined in this prospectus supplement shall have the meanings given to them in the accompanying prospectus, the notes, including the guarantee, or the Indenture, as the case may be. The term “Debt Securities,” as used in this prospectus supplement, refers to all debt securities issued and issuable from time to time under the Indenture, including the notes offered by this prospectus supplement, as well as the guarantee. The following description of notes will apply to each note offered hereby unless otherwise specified in the applicable pricing supplement.

All of our Debt Securities that we have issued or will issue under the Indenture, including the notes offered hereby, will be our unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. UDR LP will fully and unconditionally guarantee payment in full to the holders of our Debt Securities, including the notes offered hereby. All such payments are subject to the credit risk of UDR LP, as the guarantor.

The Indenture does not limit the aggregate principal amount of Debt Securities that we may issue thereunder. Accordingly, we may issue Debt Securities from time to time in one or more series up to the aggregate initial offering price authorized by us for the particular series. We may, from time to time, without the consent of the registered holders of the notes offered hereby, issue medium-term notes that are part of the same series as the notes or other Debt Securities under the Indenture in addition to the notes offered hereby.

Unless otherwise specified in the applicable pricing supplement, notes that bear interest will either be fixed rate notes or floating rate notes, as specified in the applicable pricing supplement. We may also issue discount notes, indexed notes and amortizing notes, as specified in the applicable pricing supplement.

Each note will mature on any day nine months or more from its date of issue, referred to herein as the “stated maturity date,” as specified in the applicable pricing supplement, unless the principal thereof (or, any installment of principal thereof) becomes due and payable prior to the stated maturity date, whether, as applicable, by the declaration of acceleration of maturity, notice of redemption at our option, notice of the registered holder’s option to elect repayment or otherwise (the stated maturity date or any date prior to the stated maturity date on which the particular note becomes due and payable, as the case may be, is referred to as the “maturity date” with respect to the principal of the particular note repayable on that date).

Unless otherwise specified in the applicable pricing supplement, the notes will be denominated in, and payments of principal, premium, if any, and/or interest, if any, in respect thereof will be made in, U.S. dollars. The notes also may be denominated in, and payments of principal, premium, if any, and/or interest, if any, in respect thereof may be made in, one or more foreign currencies. Unless otherwise specified in the applicable pricing supplement, payments in respect of foreign currency notes will be made in the currency in which those foreign currency notes are denominated. See “Special Provisions Relating to Foreign Currency Notes — Payment of Principal, Premium, if any, and Interest, if any.” The currency in which a note is denominated (or, if that currency is no longer legal tender for the payment of public and private debts in the country issuing that currency which is then legal tender) is referred to as the “Specified Currency” with respect to the particular note. References to “U.S. dollars” or “$” are to the lawful currency of the United States of America.

Unless otherwise specified in the applicable pricing supplement, you will be required to pay for your notes in the Specified Currency. At the present time, there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies and vice versa, and commercial banks do not generally offer non-U.S. dollar checking or savings account facilities in the United States. The agent from or through which a foreign currency note is purchased may be prepared to arrange for the conversion of U.S. dollars into the Specified Currency to enable you to pay for your foreign currency note, provided that you make a request to that agent on or prior to the fifth business day (as defined below) preceding the date of delivery of the particular foreign currency note, or by any other day determined by that agent. Each conversion will be made by an agent on the terms and subject to the conditions, limitations and charges as that agent may from time to time establish in accordance with its regular foreign exchange practices. You will be required to bear all costs of exchange in respect of your foreign currency note. For more information, see “Special Provisions Relating to Foreign Currency Notes” below.

Interest rates that we offer on the notes may differ depending upon, among other factors, the aggregate principal amount of notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered concurrently to different investors.

We may change interest rates or formulas and other terms of notes from time to time, but no change of terms will affect any note we have previously issued or as to which we have accepted an offer to purchase.

We will issue each note as a book-entry note represented by one or more fully registered global securities or as a fully registered certificated note. Unless otherwise specified in the applicable pricing supplement, the minimum denominations of each note other than a foreign currency note will be $1,000 and integral multiples of $1,000.

We will make payments of principal of, and premium, if any, and interest, if any, on, book-entry notes represented by global securities through the trustee to The Depositary Trust Company or its successor or assigns, referred to in this prospectus supplement as the “Depositary.” In the case of certificated notes, we will make payments of principal and premium, if any, due on the maturity date in immediately available funds upon presentation and surrender thereof (and, in the case of any repayment on an optional repayment date, upon submission of a duly completed election form if and as required by the provisions described below) at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, currently the corporate trust office of the trustee located at 40 Broad Street, 5th Floor, New York, New York 10004. We will make payments of interest, if any, due on the maturity date of a certificated note to the person to whom payment of the principal thereof and premium, if any, thereon shall be made.

We will make payments of interest, if any, on a certificated note due on any Interest Payment Date (as defined below) other than the maturity date by check mailed to the address of the registered holder entitled thereto appearing in the security register. Notwithstanding the foregoing, we will make payments of interest, if any, due on any Interest Payment Date other than the maturity date to each registered holder of $10,000,000 (or, if the Specified Currency is other than U.S. dollars, the equivalent thereof in the particular Specified Currency) or more in aggregate principal amount of certificated notes (whether having identical or different terms and provisions) by wire transfer of immediately available funds if the applicable registered holder has delivered appropriate wire transfer instructions in writing to the trustee not less than 15 days prior to the particular Interest Payment Date. Any wire transfer instructions received by the trustee shall remain in effect until revoked by the applicable registered holder. For special payment terms applicable to foreign currency notes, see “Special Provisions Relating to Foreign Currency Notes — Payment of Principal, Premium, if any, and Interest, if any.

The term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to foreign currency notes, the day must also not be a day on which commercial banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or, if the Specified Currency is Euro, the day must also be a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open); provided, further, that, with respect to notes as to which LIBOR is an applicable Interest Rate Basis, the day must also be a London Banking Day (as defined below).

“London Banking Day” means a day on which commercial banking institutions are open for business (including dealings in the Designated LIBOR Currency (as defined below) are transacted in the London interbank market.

“Principal Financial Center” means, as applicable:

•	the capital city of the country issuing the Specified Currency; or
•	the capital city of the country to which the Designated LIBOR Currency relates;

provided, however, that with respect to U.S. dollars, Australian dollars, Canadian dollars, Euros, South African rand and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney, Toronto, London (solely in the case of the Designated LIBOR Currency), Johannesburg and Zurich, respectively.

Book-entry notes may be transferred or exchanged only through the Depositary. Registration of transfer or exchange of certificated notes will be made at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, currently the corporate trust office of the trustee located at 40 Broad Street, 5th Floor, New York, New York 10004. No service charge will be imposed for any such registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith (other than certain exchanges not involving any transfer).

The defeasance and covenant defeasance provisions contained in the Indenture shall apply to the notes.

Guarantee

On September 30, 2010, UDR LP, a Delaware limited partnership and a subsidiary of UDR, guaranteed certain outstanding securities of UDR. These guarantees, including the guarantee offered under this prospectus supplement, provide that UDR LP, as primary obligor and not merely as surety, irrevocably and unconditionally guarantees to each holder of such securities and to the trustee and their successors and assigns under the respective indenture (a) the full and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of UDR under the respective indenture whether for principal of or interest on the securities (and premium, if any), and all other monetary obligations of UDR under the respective indenture and the terms of such securities and (b) the full and punctual performance within the applicable grace periods of all other obligations of UDR under the respective indenture and the terms of such securities.

UDR LP will fully and unconditionally guarantee payment of any principal, premium and interest in respect of the notes in full to the holders thereof. The guarantee forms part of the Indenture under which the notes will be issued. If, for any reason, we do not make any required payment in respect of our notes when due, UDR LP will cause the payment to be made to or to the order of the applicable paying agent on behalf of the trustee. Holders of our notes may enforce their rights under the guarantee directly against UDR LP without first making a demand or taking action against UDR or any other person or entity. UDR LP may, without the consent of the holders of the notes, assume all of our rights and obligations under the notes and, upon such assumption, we will be released from our liabilities under the Indenture and the notes.

Redemption at Our Option; No Sinking Fund

If an initial redemption date is specified in the applicable pricing supplement, we may redeem the particular notes prior to their stated maturity date at our option on any date on or after that initial redemption date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto), at the applicable Redemption Price (as defined below), together with unpaid interest accrued thereon to the date of redemption. We must give written notice to registered holders of the particular notes to be redeemed at our option not more than 60 nor less than 30 calendar days prior to the date of redemption. “Redemption Price,” with respect to a note, means an amount equal to the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the annual redemption percentage reduction, if applicable) multiplied by the unpaid principal amount thereof to be redeemed. The initial redemption percentage, if any, applicable to a note shall decline at each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the Redemption Price is equal to 100% of the unpaid principal amount thereof to be redeemed. For a discussion of the redemption of discount notes, see “ — Discount Notes.”

The notes will not be subject to, or entitled to the benefit of, any sinking fund.

Repayment at the Option of the Holder

If one or more optional repayment dates are specified in the applicable pricing supplement, registered holders of the particular notes may require us to repay those notes prior to their stated maturity date on any optional repayment date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto), at a repayment price equal to 100% of the unpaid principal amount thereof to be repaid, together with unpaid interest accrued thereon to the date of repayment. A registered holder’s exercise of the repayment option will be irrevocable. For a discussion of the repayment of discount notes, see “ — Discount Notes.”

For any note to be repaid, the trustee must receive, at its corporate trust office in the Borough of Manhattan, The City of New York, not more than 60 nor less than 30 calendar days prior to the date of repayment, the particular notes to be repaid and:

•	in the case of a certificated note, the form entitled “Option to Elect Repayment” duly completed, or

•	in the case of a book-entry note, repayment instructions from the applicable Beneficial Owner (as defined below) to the Depositary and forwarded by the Depositary.

Only the Depositary may exercise the repayment option in respect of global securities representing book-entry notes. Accordingly, Beneficial Owners of global securities that desire to have all or any portion of the book-entry notes represented thereby repaid must instruct the Participant (as defined below) through which they own their interest to direct the Depositary to exercise the repayment option on their behalf by forwarding the repayment instructions to the trustee as aforesaid. To ensure that these instructions are received by the trustee on a particular day, the applicable Beneficial Owner must so instruct the Participant through which it owns its interest before that Participant’s deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, Beneficial Owners should consult their Participants for the respective deadlines. All instructions given to Participants from Beneficial Owners of global securities relating to the option to elect repayment shall be irrevocable. In addition, at the time repayment instructions are given, each Beneficial Owner shall cause the Participant through which it owns its interest to transfer the Beneficial Owner’s interest in the global security representing the related book-entry notes, on the Depositary’s records, to the trustee.

If applicable, we will comply with the requirements of Section 14(e) of the Exchange Act and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repayment of notes at the option of the registered holders thereof.

We may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by us may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

Interest

Unless otherwise specified in the applicable pricing supplement, each interest-bearing note will bear interest from its date of issue at the rate per annum, in the case of a fixed rate note, or pursuant to the interest rate formula, in the case of a floating rate note, in each case as specified in the applicable pricing supplement, until the principal thereof is paid or duly provided for. We will make interest payments in respect of fixed rate notes and floating rate notes in an amount equal to the interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for, or from and including the date of issue, if no interest has been paid or duly provided for, to but excluding the applicable Interest Payment Date or the maturity date, as the case may be (each, an “Interest Period”).

Interest on fixed rate notes and floating rate notes will be payable in arrears on each Interest Payment Date and on the maturity date. The first payment of interest on any note originally issued between a Record Date (as defined below) and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Record Date to the registered holder of such date on the next succeeding Record Date. The “Record Date” shall be the fifteenth calendar day, whether or not a business day, immediately preceding the related Interest Payment Date.

Fixed Rate Notes

Interest on fixed rate notes will be payable semiannually in arrears on June 15 and December 15 of each year or on any other date(s) specified in the applicable pricing supplement (each, an “Interest Payment Date” with respect to fixed rate notes) and on the maturity date. Each payment of interest on an Interest Payment Date will include interest accrued to but excluding such Interest Payment Date. Interest on fixed rate notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any Interest Payment Date or the maturity date of a fixed rate note falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and/or interest on the next succeeding business day with the same force and effect as if made on the date such payment was due, and no additional interest will accrue on such payment from and after such Interest Payment Date or the maturity date, as the case may be.

Floating Rate Notes

Interest on floating rate notes will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may, as described below, include:

•	the CMT Rate,
•	the Commercial Paper Rate,

•	the Eleventh District Cost of Funds Rate,
•	the Federal Funds Rate,
•	LIBOR,
•	the Prime Rate,
•	the Treasury Rate, or
•	any other Interest Rate Basis or interest rate formula as may be specified in the applicable pricing supplement.

The applicable pricing supplement will specify certain terms of the floating rate notes being offered thereby, as described below, including:

•	whether the Floating Rate Note is:
•	a “Regular Floating Rate Note,”
•	a “Floating Rate/ Fixed Rate Note” or
•	an “Inverse Floating Rate Note,”
•	the fixed rate commencement date, if applicable,
•	Fixed Interest Rate, if applicable,
•	Interest Rate Basis or Bases,
•	Initial Interest Rate, if any,
•	Interest Reset Dates,
•	Interest Payment Dates,
•	Index Maturity,
•	Maximum Interest Rate and/or Minimum Interest Rate, if any,
•	Spread and Spread Multiplier, if any, or
•	if one or more of the applicable Interest Rate Bases is LIBOR or the CMT Rate, the Designated LIBOR Currency and LIBOR Page or the applicable CMT Telerate Page.

Unless otherwise specified in the applicable pricing supplement, the interest rate derived from the applicable Interest Rate Basis will be determined in accordance with the applicable provisions below. The interest rate in effect on each day will be:

•	if that day is an Interest Reset Date (as defined below), the rate determined as of the Interest Determination Date (as defined below) immediately preceding that Interest Reset Date, or
•	if that day is not an Interest Reset Date, the rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date;

provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the “Initial Interest Rate.”

The “Spread” is the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to a floating rate note. The “Spread Multiplier” is the percentage of the related Interest Rate Basis or Bases applicable to a floating rate note by which the Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate of such floating rate note. The “Index Maturity” is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

Regular Floating Rate Notes. Unless a floating rate note is designated as a “floating rate/fixed rate note,” or an “inverse floating rate note,” or as having an Addendum attached or having Other/Additional Provisions apply, in each case relating to a different interest rate formula, the particular floating rate note will be designated as a “regular floating rate note” and will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

•	plus or minus the applicable Spread, and/or
•	multiplied by the applicable Spread Multiplier.

Commencing on the first Interest Reset Date, the rate at which interest on a regular floating rate note is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the initial interest rate (the “Initial Interest Rate”).

Floating Rate/Fixed Rate Notes. If a floating rate note is designated as a “floating rate/fixed rate note,” the particular floating rate note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

•	plus or minus the applicable Spread, and/or
•	multiplied by the applicable Spread Multiplier.

Commencing on the first Interest Reset Date, the rate at which interest on a floating rate/fixed rate note is payable will be reset as of each Interest Reset Date; provided, however, that:

•	the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate, and
•

the interest rate in effect for the period commencing on the fixed rate commencement date to the maturity date will be the “Fixed Interest Rate,” if specified in the applicable pricing supplement, or, if not so specified, the interest rate in effect on the day immediately preceding the fixed rate commencement Date.

Inverse Floating Rate Notes. If a floating rate note is designated as an “inverse floating rate note,” the particular floating rate note will bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases:

•	plus or minus the applicable Spread, and/or
•	multiplied by the applicable Spread Multiplier;

provided, however, that the interest rate on an inverse floating rate note will not be less than zero. Commencing on the first Interest Reset Date, the rate at which interest on an inverse floating rate note is payable will be reset as of each Interest Reset Date; and provided, further, that the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

Interest Reset Dates. The applicable pricing supplement will specify the dates on which the rate of interest on a floating rate note will be reset (each, an “Interest Reset Date”), and the period between Interest Reset Dates will be the “Interest Reset Period.” The Interest Reset Dates will be, in the case of floating rate notes which reset:

•	daily- each business day,
•

weekly- the Wednesday of each week, with the exception of weekly reset floating rate notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week, except as described below under “- Interest Determination Dates,”

•

monthly- the third Wednesday of each month, with the exception of monthly reset floating rate notes as to which the Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis, which will reset on the first calendar day of the month,

•	quarterly- the third Wednesday of March, June, September and December of each year,
•	semiannually- the third Wednesday of the two months of each year specified in the applicable pricing supplement, and

•	annually- the third Wednesday of the month of each year specified in the applicable pricing supplement,
•	provided however, that, with respect to floating rate/fixed rate notes, the rate of interest thereon will not reset after the particular fixed rate commencement date.

If any Interest Reset Date for any floating rate note would otherwise be a day that is not a business day, the particular Interest Reset Date will be postponed to the next succeeding business day, except that in the case of a floating rate note as to which LIBOR is an applicable Interest Rate Basis and that business day falls in the next succeeding calendar month, the particular Interest Reset Date will be the immediately preceding business day. In addition, in the case of a floating rate note as to which the Treasury Rate is an applicable Interest Rate Basis, if the Interest Determination Date would otherwise fall on an Interest Reset Date, the particular Interest Reset Date will be postponed to the next succeeding business day.

Interest Determination Dates. Unless otherwise specified in the applicable pricing supplement, the interest rate applicable to an Interest Reset Period commencing on the related Interest Reset Date will be determined by reference to the applicable Interest Rate Basis as of the particular “Interest Determination Date,” which will be:

•	with respect to the Federal Funds Rate and the Prime Rate- the business day immediately preceding the related Interest Reset Date,
•	with respect to the CMT Rate and the Commercial Paper Rate- the second business day preceding the applicable Interest Reset Date,
•

with respect to the Eleventh District Cost of Funds Rate- the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index (as defined below),

•

with respect to LIBOR- the second London Banking Day preceding the applicable Interest Reset Date unless the Designated LIBOR currency is British pounds sterling, in which case the Interest Determination Date will be the applicable Interest Reset Date, and

•

with respect to the Treasury Rate- the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (i.e., Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the Interest Determination Date will be the preceding Friday.

The Interest Determination Date pertaining to a floating rate note the interest rate of which is determined with reference to two or more Interest Rate Bases will be the latest business day which is at least two business days before the related Interest Reset Date for the applicable floating rate note on which each Interest Reset Basis is determinable. Each Interest Rate Basis will be determined on the Interest Determination Date, and the applicable interest rate will take effect on the related Interest Reset Date.

Calculation Dates. Unless otherwise specified in the applicable pricing supplement, U.S. Bank National Association will be the “Calculation Agent.” The interest rate applicable to each Interest Reset Period will be determined by the Calculation Agent on or prior to the Calculation Date (as defined below), except with respect to LIBOR and the Eleventh District Cost of Funds Rate, which will be determined on the particular Interest Determination Date. Upon request of the registered holder of a floating rate note, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to the particular floating rate note. Unless otherwise specified in the applicable pricing supplement, the “Calculation Date,” if applicable, pertaining to any Interest Determination Date will be the earlier of:

•	the tenth calendar day after the particular Interest Determination Date or, if such day is not a business day, the next succeeding business day, or
•	the business day immediately preceding the applicable Interest Payment Date or the maturity date, as the case may be.

Maximum and Minimum Interest Rates. A floating rate note may also have either or both of the following:

•	a maximum numerical limitation, or ceiling, on the per annum rate of interest in effect with respect to such note that may accrue during any Interest Reset Period (a “Maximum Interest Rate”), and
•	a minimum numerical limitation, or floor, on the per annum rate of interest in effect with respect to such note that may accrue during any Interest Reset Period (a “Minimum Interest Rate”).

In addition to any Maximum Interest Rate that may apply to a floating rate note, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application and the interest rate on the floating rate notes will in no event be lower than zero.

Interest Payments. The applicable pricing supplement will specify the dates on which interest on floating rate notes is payable (each, an “Interest Payment Date” with respect to Floating Rate Notes). The Interest Payment Dates will be, in the case of floating rate notes which reset:

•	daily, weekly or monthly- the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement,
•	quarterly- the third Wednesday of March, June, September and December of each year,
•	semiannually- the third Wednesday of the two months of each year specified in the applicable pricing supplement, and
•	annually- the third Wednesday of the month of each year specified in the applicable pricing supplement.

In addition, the maturity date will also be an Interest Payment Date.

If any Interest Payment Date other than the maturity date for any floating rate note would otherwise be a day that is not a business day, such Interest Payment Date will be postponed to the next succeeding business day, except that in the case of a floating rate note as to which LIBOR is an applicable Interest Rate Basis and that business day falls in the next succeeding calendar month, the particular Interest Payment Date will be the immediately preceding business day. If the maturity date of a floating rate note falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and interest on the next succeeding business day with the same force and effect as if made on the date that payment was due, and no additional interest will accrue on the payment for the period from and after the maturity date to the payment on that next succeeding business day.

All percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from any calculation on floating rate notes will be rounded, in the case of U.S. dollars, to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upwards).

With respect to each floating rate note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the particular Interest Period. Unless otherwise specified in the applicable pricing supplement, the interest factor for each of those days will be computed by dividing the interest rate applicable to such day by 360, in the case of floating rate notes as to which the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate is an applicable Interest Rate Basis, or by the actual number of days in the year, in the case of floating rate notes as to which the CMT Rate or the Treasury Rate is an applicable Interest Rate Basis. Unless otherwise specified in the applicable pricing supplement, the interest factor for floating rate notes as to which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the applicable Interest Rate Basis specified in the applicable pricing supplement applied.

The Calculation Agent shall determine the rate derived from each Interest Rate Basis in accordance with the following provisions.

“H.15” means the weekly statistical release designated as H.15, or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15, available through the website of the Board of Governors of the Federal Reserve System at http:/www.federalreserve.gov/releases/h15/update, or any successor site or publication.

CMT Rate. Unless otherwise specified in the applicable pricing supplement, “CMT Rate” means:

(1)	if Reuters Page FRBCMT is specified in the applicable pricing supplement:

(a) the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement as published in H.15 under the caption “Treasury Constant Maturities,” as the yield is displayed on Reuters (or any successor service) on page FRBCMT (or any other page as may replace the specified page on that service) (“Reuters Page FRBCMT”) or, if not so displayed, on the Bloomberg service (or any successor service) on Page NDX 7 (or any other page as may replace the specified page on that service) (“Bloomberg Page NDX 7”), for the particular Interest Determination Date, or

(b) if the rate referred to in clause (a) does not so appear on Reuters Page FRBCMT or Bloomberg Page NDX 7, as the case may be, on the related Calculation Date, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the particular Interest Determination Date as published in H.15 under the caption “Treasury Constant Maturities,” or

(c) if the rate referred to in clause (b) does not so appear in H.15, the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15, or

(d) if the rate referred to in clause (c) is not so published on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three leading primary United States government securities dealers in The City of New York (which may include the Agents or their affiliates) (each, a “Reference Dealer”), selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

(e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

(f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

(g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

(h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on the particular Interest Determination Date.

(2)	if Reuters Page FEDCMT is specified in the applicable pricing supplement:

(a) the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement as published in H.15 opposite the caption “Treasury Constant Maturities,” as the yield is displayed on Reuters (or any successor service) on page FEDCMT (or any other page as may replace the specified page on that service) (“Reuters Page FEDCMT”) or, if not so displayed, on the Bloomberg service (or any successor service) on Bloomberg Page NDX 7, for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls, or

(b) if the rate referred to in clause (a) does not so appear on Reuters Page FEDCMT or Bloomberg Page NDX 7, as the case may be, on the related Calculation Date, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15 opposite the caption “Treasury Constant Maturities,” or

(c) if the rate referred to in clause (b) does not so appear in H.15 on the related Calculation Date, the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls, or

(d) if the rate referred to in clause (c) is not so published on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

(e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

(f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time, or

(g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of the quotations will be eliminated, or

(h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that Interest Determination Date.

If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

Commercial Paper Rate. Unless otherwise specified in the applicable pricing supplement, “Commercial Paper Rate” means:

(1)

the Money Market Yield, (as defined below), on the particular Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15 under the caption “Commercial Paper — Nonfinancial,” or

(2)

if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Money Market Yield of the rate on the particular Interest Determination Date for commercial paper having the particular Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper — Nonfinancial,” or

(3)

if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that Interest Determination Date of three leading dealers of U.S. dollar commercial paper in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for commercial paper having the particular Index Maturity specified in the applicable pricing supplement placed for industrial issuers whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating organization, or

(4)	if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular Interest Determination Date.

“Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	360 x D	x 100
360-(DxM)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the applicable Interest Reset Period.

Eleventh District Cost of Funds Rate. Unless otherwise specified in the applicable pricing supplement, “Eleventh District Cost of Funds Rate” means:

(1)

the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the particular Interest Determination Date falls as set forth under the caption “11th District” on the display on Reuters (or any successor service) on page COFI/ARMS (or any other page as may replace the specified page on that service) (“Reuters Page COFI/ARMS”) or, if not so displayed, on the Bloomberg service (or any successor service) on page ALLX COF (or any other page as may replace the specified page on that service) (“Bloomberg Page ALLX COF”) as of 11:00 A.M., San Francisco time, on that Interest Determination Date, or

(2)

if the rate referred to in clause (1) does not so appear on Reuters Page COFI/ARMS or Bloomberg Page ALLX COF, as the case may be, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “Index”) by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding that Interest Determination Date, or

(3)

if the Federal Home Loan Bank of San Francisco fails to announce the Index on or prior to the particular Interest Determination Date for the calendar month immediately preceding that Interest Determination Date, the Eleventh District Cost of Funds Rate in effect on the particular Interest Determination Date.

Federal Funds Rate. Federal Funds Rate Notes will bear interest at the rates (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any) specified in such Federal Funds Rate Notes. The Federal Funds Rate will be calculated by reference to either the Federal Funds (Effective) Rate, the Federal Funds Open Rate or the Federal Funds Target Rate, as specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, “Federal Funds Rate” means the rate determined by the Calculation Agent as of the applicable Interest Determination Date (a “Federal Funds Rate Interest Determination Date”) in accordance with the following provisions:

(1)

If “Federal Funds (Effective) Rate” is the specified Federal Funds Rate in the applicable note, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate with respect to such date for United States dollar federal funds as published in H.15 opposite the caption “Federal funds (effective),” as such rate is displayed on Reuters on page FEDFUNDS1 (or any other page as may replace such page on such service) (“Reuters Page FEDFUNDS1”) under the heading “EFFECT,” or, if such rate is not so published by 3:00 P.M., New York City time, on the Calculation Date, the rate with respect to such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Federal funds (effective).” If such rate does not appear on Reuters Page FEDFUNDS1 or is not yet published in H.15, H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in The City of New York (which may include the agents or their affiliates) selected by the Calculation Agent, prior to 9:00 A.M., New York City time, on the Business Day following such Federal Funds Rate Interest Determination Date;  provided, however,  that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

(2)

If “Federal Funds Open Rate” is the specified Federal Funds Rate in the applicable note, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date under the heading “Federal Funds” for the relevant Index Maturity and opposite the caption “Open” as such rate is displayed on Reuters on page 5 (or any other page as may replace such page on such service) (“Reuters Page 5”), or, if such rate does not appear on Reuters Page 5 by 3:00 P.M., New York City time, on the Calculation Date, the Federal Funds Rate for the Federal Funds Rate Interest Determination Date will be the rate for that day displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg. If such rate does not appear on Reuters Page 5 or is not displayed on FFPREBON Index page on Bloomberg or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the agents or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date;  provided, however,  that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

(3)

If “Federal Funds Target Rate” is the specified Federal Funds Rate in the applicable note, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date as displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 P.M., New York City time, on the Calculation Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be the rate for that day appearing on Reuters Page USFFTARGET= (or any other page as may replace such page on such service) (“Reuters Page USFFTARGET=”). If such rate does not appear on the FDTR Index page on Bloomberg or is not displayed on Reuters Page USFFTARGET= by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the agents or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date.

LIBOR. Unless otherwise specified in the applicable pricing supplement, “LIBOR” means:

(1)

With respect to any Interest Determination Date relating to a floating rate note for which the interest rate is determined with reference to LIBOR (a “LIBOR Interest Determination Date”), LIBOR will be the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified in such note as such rate is displayed on Reuters on page LIBOR01 (or any other page as may replace such page on such service for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency) (“Reuters Page LIBOR01”) as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If no such rate so appears, LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (2) below.

(2)

With respect to a LIBOR Interest Determination Date on which no rate is displayed on Reuters Page LIBOR01 as specified in clause (1) above, the Calculation Agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the agents) in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity specified in the applicable note, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the Calculation Agent of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the Calculation Agent of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center (as defined below), on such LIBOR Interest Determination Date by three major banks (which may include affiliates of the agents) in such Principal Financial Center selected by the Calculation Agent for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity specified in the applicable note and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time;  provided, however,  that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

“Designated LIBOR Currency” means the currency specified in the applicable note as to which LIBOR shall be calculated or, if no such currency is specified in the applicable note, U.S. dollars.

“Principal Financial Center” means (i) the capital city of the country issuing the specified currency or (ii) the capital city of the country to which the Designated LIBOR Currency, if applicable, relates, except, in each case, that with respect to United States dollars, Australian dollars, Canadian dollars, Euros, New Zealand dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney, Toronto, London (solely in the case of the Designated LIBOR Currency), Wellington, Johannesburg and Zurich, respectively.

Prime Rate. Unless otherwise specified in the applicable pricing supplement, “Prime Rate” means:

(1)	the rate on the particular Interest Determination Date as published in H.15 under the caption “Bank Prime Loan,” or
(2)

if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan,” or

(3)

if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on Reuters on page USPRIME1 (or any other page as may replace such page on such service for the purpose of displaying prime rates or base lending rates of major United States banks) (“Reuters Page USPRIME1”) as the applicable bank’s prime rate or base lending rate as of 11:00 A.M., New York City time, on that Interest Determination Date, or

(4)

if fewer than four rates referred to in clause (3) are so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that Interest Determination Date by three major banks (which may include affiliates of the Agents) in The City of New York selected by the Calculation Agent, or

(5)	if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular Interest Determination Date.

Treasury Rate. Unless otherwise specified in the applicable pricing supplement, “Treasury Rate” means:

(1)

the rate from the auction held on the particular Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the applicable pricing supplement under the caption “INVEST RATE” on the display on Reuters (or any successor service) on page USAUCTION 10 (or any other page as may replace that page on that service) (“Reuters Page USAUCTION 10”) or page USAUCTION 11 (or any other page as may replace that page on that service) (“Reuters Page USAUCTION 11”) or, if not so displayed, on the Bloomberg service (or any successor service) on page AUCK 18 (or any other page as may replace the specified page on that service) (“Bloomberg Page AUCK 18”), or

(2)

if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/ Treasury Bills/ Auction High,” or

(3)

if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury, or

(4)

if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 under the caption “U.S. Government Securities/ Treasury Bills/ Secondary Market,” or

(5)

if the rate referred to in clause (4) not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/ Treasury Bills/ Secondary Market,” or

(6)

if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement, or

(7)	if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D x N	x 100
360-(D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Reset Period.

Certain Covenants

With respect to the notes offered under this prospectus supplement and accompanying prospectus, the covenant limiting our incurrence of debt as set forth in Section 1004(a) of the Indenture and described beginning on page 15 of the accompanying prospectus under the heading “Description of Debt Securities-Covenants Under the Senior Indenture,” shall be superseded by a similar covenant that changes the limitation of our outstanding debt on a consolidated basis determined in accordance with generally accepted accounting principles from 60% to 65%. For the notes offered under this prospectus supplement and accompanying prospectus, the new covenant that replaces the covenant set forth in Section 1004(a) of the Indenture (and which is described beginning on page 13 of the accompanying prospectus) provides that we will not, and will not permit any subsidiary to, incur any Debt (as defined beginning on page 16 of the accompanying prospectus) if, immediately after giving effect to the incurrence of the additional Debt and the application of the proceeds from the Debt, the aggregate principal amount of all of our outstanding Debt on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 65% of the sum of, without duplication:

•

our Total Assets (as defined beginning on page 16 of the accompanying prospectus) as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Securities and Exchange Commission, or, if the filing is not permitted under the Exchange Act, with the trustee, prior to the incurrence of the additional Debt, and

•

the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received, to the extent the proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt, by us or any subsidiary since the end of the calendar quarter, including those proceeds obtained in connection with the incurrence of the additional Debt.

In addition to the covenants discussed in the accompanying prospectus under the section entitled “Description of Debt Securities,” we are required to maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of our Unsecured Debt. For purposes of this covenant, the following capitalized terms are defined as follows:

“Total Unencumbered Assets” means the sum of (i) those Undepreciated Real Estate Assets not subject to an encumbrance and (ii) all other assets of UDR and its Subsidiaries not subject to encumbrance determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles).

“Subsidiaries” or “Subsidiary” means a corporation, a limited liability company or a partnership a majority of the outstanding voting stock, limited liability company or partnership interests, as the case may be, of which is owned, directly or indirectly, by UDR or by one or more other Subsidiaries of UDR. For purposes of this definition, “voting stock” means stock having voting power for the election of directors, managing members or trustees, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Undepreciated Real Estate Assets” as of any date means the original cost plus capital improvements of real estate assets of UDR and its Subsidiaries determined in accordance with generally accepted accounting principles.

“Unsecured Debt” means debt of UDR or any Subsidiary that is not secured by any mortgage, lien, charge, pledge or security interest of any kind upon any of their properties.

Other/Additional Provisions; Addendum

Any provisions with respect to the notes, including the specification and determination of one or more Interest Rate Bases, the calculation of the interest rate applicable to a floating rate note, the Interest Payment Dates, the stated maturity date, any redemption or repayment provisions or any other term relating to the notes, may be modified and/or supplemented as specified under “Other/Additional Provisions” on the face of the applicable notes or in an addendum relating to the applicable notes, if so specified on the face of the applicable notes, and, in each case, as specified in the applicable pricing supplement.

Discount Notes

We may from time to time offer notes, that we refer to herein as “discount notes,” that have an Issue Price (as specified in the applicable pricing supplement) that is less than 100% of the principal amount thereof (i.e., par) by more than a percentage equal to the product of 0.25% and the number of full years to the stated maturity date. Discount notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. Unless otherwise specified in the applicable pricing supplement, the difference between the Issue Price of a discount note and par is referred to as the “discount.” In the event of redemption, repayment or acceleration of maturity of a discount note, the amount payable to the holder of a discount note will be equal to the sum of:

•

the Issue Price (increased by any accruals of discount) and, in the event of any redemption of the applicable discount note, if applicable, multiplied by the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the annual redemption percentage reduction, if applicable), and

•	any unpaid interest accrued on the discount notes to the date of the redemption, repayment or acceleration of maturity, as the case may be.

Unless otherwise specified in the applicable pricing supplement, for purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a discount note, a discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the applicable discount note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the discount note and an assumption that the maturity of a discount note will not be accelerated. If the period from the date of issue to the first Interest Payment Date for a discount note (the “Initial Period”) is shorter than the compounding period for the discount note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code, certain discount notes may not be treated as having original issue discount within the meaning of the Internal Revenue Code, and notes other than discount notes may be treated as issued with original issue discount for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences.”

Indexed Notes

We may from time to time offer notes, referred to herein as “indexed notes,” with the amount of principal, premium and/or interest payable in respect thereof to be determined with reference to the price or prices of specified commodities or stocks, to the exchange rate of one or more designated currencies relative to one or more other indexed currencies or to other items, in each case as specified in the applicable pricing supplement. In certain cases, holders of indexed notes may receive a principal payment on the maturity date that is greater than or less than the principal amount of such indexed notes depending upon the relative value on the maturity date of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, and/or interest, if any, payable in respect of indexed notes, certain historical information with respect to the specified indexed item and any material U.S. tax consequences associated with an investment in indexed notes will be specified in the applicable pricing supplement.

Amortizing Notes

We may from time to time offer notes, referred to herein as “amortizing notes,” with the amount of principal thereof and interest thereon payable in installments over their terms. Unless otherwise specified in the applicable pricing supplement, interest on each amortizing note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to amortizing notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of amortizing notes will be specified in the applicable pricing supplement, including a table setting forth repayment information for such amortizing notes.

Book-Entry Notes

We have established a depositary arrangement with The Depository Trust Company with respect to the book-entry notes, the terms of which are summarized below. Any additional or differing terms of the depositary arrangement with respect to the book-entry notes will be described in the applicable pricing supplement.

Upon issuance, all book-entry notes of like tenor and terms up to $500,000,000 aggregate principal amount bearing interest (if any), at the same rate or pursuant to the same formula and having the same date of issue, specified currency, Interest Payment Dates, if any, stated maturity date, redemption provisions (if any), repayment provisions (if any) and other terms, will be represented by a single global security. Each global security representing book-entry notes will be deposited with, or on behalf of, the Depositary and will be registered in the name of the Depositary or a nominee of the Depositary. No global security may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or another nominee of the Depositary to a successor of the Depositary or a nominee of a successor to the Depositary.

So long as the Depositary or its nominee is the registered holder of a global security, the Depositary or its nominee, as the case may be, will be the sole owner of the book-entry notes represented thereby for all purposes under the Indenture. Except as otherwise provided below, the Beneficial Owners of the global security or securities representing book-entry notes will not be entitled to receive physical delivery of certificated notes and will not be considered the registered holders thereof for any purpose under the Indenture, and no global security representing book-entry notes shall be exchangeable or transferable. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary and, if that Beneficial Owner is not a Participant (as defined below), on the procedures of the Participant through which that Beneficial Owner owns its interest to exercise any rights of a registered holder under the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in a global security representing book-entry notes.

Unless otherwise specified in the applicable pricing supplement, each global security representing book-entry notes will be exchangeable for certificated notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if (i) the Depositary notifies us that it is unwilling or unable to continue as Depositary for the global securities or the Depositary has ceased to be a clearing agency registered under the Exchange Act and, in any such case we fail to appoint a successor to the Depositary within 90 calendar days, (ii) we, in our sole discretion, determine that the global securities shall be exchangeable for certificated notes or (iii) an Event of Default (as defined in the Indenture) has occurred and is continuing with respect to the notes under the Indenture and beneficial owners representing a majority in principal amount of the book-entry notes represented by the global securities advise the Depositary to cease acting as depository for the global securities. Upon any such exchange, the certificated notes shall be registered in the names of the Beneficial Owners of the global security or securities representing book-entry notes, which names shall be provided by the Depositary’s relevant Participants (as identified by the Depositary) to the trustee.

The following is based on information furnished by the Depositary:

•

The Depositary will act as securities depository for the book-entry notes. The book-entry notes will be issued as fully registered securities registered in the name of Cede & Co. (the Depositary’s partnership nominee). One fully registered global security will be issued for each issue of book-entry notes, each in the aggregate principal amount of such issue, and will be deposited with the Depositary. If, however, the aggregate principal amount of any issue exceeds $500,000,000, one global security will be issued with respect to each $500,000,000 of principal amount and an additional global security will be issued with respect to any remaining principal amount of such issue.

•

The Depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants (“Participants”) deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in its Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of the Depositary (“Direct Participants”) include securities brokers and dealers (including the agents), banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc., or FINRA (formerly the National Association of Securities Dealers, Inc.). Access to the Depositary’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to the Depositary and its Participants are on file with the SEC.

•

Purchases of book-entry notes under the Depositary’s system must be made by or through Direct Participants, which will receive a credit for such book-entry notes on the Depositary’s records. The ownership interest of each actual purchaser of each book-entry note represented by a global security (“Beneficial Owner”) is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a global security representing book-entry notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of a global security representing book-entry notes will not receive certificated notes representing their ownership interests therein, except in the event that use of the book-entry system for such book-entry notes is discontinued.

•

To facilitate subsequent transfers, all global securities representing book-entry notes which are deposited with, or on behalf of, the Depositary are registered in the name of the Depositary’s nominee, Cede & Co. The deposit of global securities with, or on behalf of, the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the global securities representing the book-entry notes; the Depositary’s records reflect only the identity of the Direct Participants to whose accounts such book-entry notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

•

Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

•

Neither the Depositary nor Cede & Co. will consent or vote with respect to the global securities representing the book-entry notes. Under its usual procedures, the Depositary mails an Omnibus Proxy to a company as soon as possible after the applicable Record Date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the book-entry notes are credited on the applicable Record Date (identified in a listing attached to the Omnibus Proxy).

•

Principal, premium, if any, and/or interest, if any, payments on the global securities representing the book-entry notes will be made in immediately available funds to the Depositary. The Depositary’s practice is to credit Direct Participants’ accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary’s records unless the Depositary has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of the Depositary, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to the Depositary is the responsibility of the company and the trustee, disbursement of such payments to Direct Participants shall be the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

•

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the book-entry notes of like tenor and terms within an issue are being redeemed, the Depositary’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

•

A Beneficial Owner shall give notice of any option to elect to have its book-entry notes repaid by us, through its Participant, to the trustee, and shall effect delivery of such book-entry notes by causing the Direct Participant to transfer the Participant’s interest in the global security or securities representing such book-entry notes, on the

Depositary’s records, to the trustee. The requirement for physical delivery of book-entry notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security or securities representing such book-entry notes are transferred by Direct Participants on the Depositary’s records.

•

The Depositary may discontinue providing its services as securities depository with respect to the book-entry notes at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificated notes are required to be printed and delivered.

•	We may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor securities depository). In that event, certificated notes will be printed and delivered.
•

The information in this section concerning the Depositary and the Depositary’s system has been obtained from sources that we believe to be reliable, but neither we nor any agent takes any responsibility for the accuracy thereof.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

General

Unless otherwise specified in the applicable pricing supplement, foreign currency notes will not be sold in, or to residents of, the country issuing the Specified Currency. The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents and, with respect to foreign currency notes, is by necessity incomplete. We and the agents disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, and premium, if any, and interest, if any, on, their foreign currency notes. These purchasers should consult their own financial and legal advisors with regard to these risks. See “Risk Factors — Foreign Currency Notes are Subject to Exchange Rate and Exchange Control Risks.”

Payment of Principal, Premium, if Any, and Interest, if Any

Unless otherwise specified in the applicable pricing supplement, we are obligated to make payments of principal of, and premium, if any, and interest, if any, on, a foreign currency note in the Specified Currency. Any amounts so payable by us in the Specified Currency will be converted by the exchange rate agent named in the applicable pricing supplement (the “Exchange Rate Agent”) into U.S. dollars for payment to the registered holders thereof unless otherwise specified in the applicable pricing supplement or a registered holder elects, in the manner described below, to receive these amounts in the Specified Currency.

Any U.S. dollar amount to be received by a registered holder of a foreign currency note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by us for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on that payment date in the aggregate amount of the Specified Currency payable to all registered holders of foreign currency notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the registered holders of foreign currency notes by deductions from any payments. If three bid quotations are not available, payments will be made in the Specified Currency.

Registered holders of foreign currency notes may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest, if any, in the Specified Currency by submitting a written request to the trustee at its corporate trust office in The City of New York on or prior to the applicable Record Date or at least fifteen calendar days prior to the maturity date, as the case may be. This written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. A holder of foreign currency notes may elect to receive all or a specified portion of all future payments in the Specified Currency and need not file a separate election for each payment. This election will remain in effect until revoked by written notice delivered to the trustee on or prior to a Record Date or at least fifteen calendar days prior to the maturity date, as the case may be. Registered holders of foreign currency notes to be held in the name of a broker or nominee should contact their broker or nominee to determine whether and how an election to receive payments in the Specified Currency may be made.

Unless otherwise specified in the applicable pricing supplement, if the Specified Currency is other than U.S. dollars, a Beneficial Owner of a global security or securities which elects to receive payments of principal, premium, if any, and/or interest, if any, in the Specified Currency must notify the Participant through which it owns its interest on or prior to the applicable Record Date or at least fifteen calendar days prior to the maturity date, as the case may be, of its election. The applicable Participant must notify the Depositary of its election on or prior to the third business day after the applicable Record Date or at least twelve calendar days prior to the maturity date, as the case may be, and the Depositary will notify the trustee of that election on or prior to the fifth business day after the applicable Record Date or at least ten calendar days prior to the maturity date, as the case may be. If complete instructions are received by the Participant from the applicable Beneficial Owner and forwarded by the Participant to the Depositary, and by the Depositary to the trustee, on or prior to such dates, then the applicable Beneficial Owner will receive payments in the Specified Currency.

Unless otherwise specified in the applicable pricing supplement, we are obligated to make payments of the principal of, and premium, if any, and/or interest, if any, on, foreign currency notes which are to be made in U.S. dollars in the manner specified herein with respect to notes denominated in U.S. dollars. We will make payments of interest, if any, on foreign currency notes which are to be made in the Specified Currency on an Interest Payment Date other than the maturity date by check mailed to the address of the registered holders of their foreign currency notes as they appear in the security register, subject to the right to receive these interest payments by wire transfer of immediately available funds under the circumstances described under “Description of Notes — General.” We will make payments of principal of, and premium, if any, and/or interest, if any, on, foreign currency notes which are to be made in the Specified Currency on the maturity date by wire transfer of immediately available funds to an account with a bank designated at least fifteen calendar days prior to the maturity date by the applicable registered holder, provided the particular bank has appropriate facilities to make these payments and the particular foreign currency note is presented and surrendered at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, in time for the trustee to make these payments in accordance with its normal procedures.

Availability of Specified Currency

If the Specified Currency for foreign currency notes is not available for any required payment of principal, premium, if any, and/or interest, if any, due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to satisfy our obligations to the registered holders of these foreign currency notes by making payments in U.S. dollars on the basis of the Market Exchange Rate, computed by the Exchange Rate Agent, on the second business day prior to the particular payment or, if the Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified in the applicable pricing supplement.

The “Market Exchange Rate” for a Specified Currency other than U.S. dollars means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Any payment made in U.S. dollars under such circumstances shall not constitute an Event of Default (as defined in the Indenture).

All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the registered holders of the foreign currency notes.

Judgments

Under current New York law, a state court in the State of New York would be required to render a judgment in respect of a foreign currency note in the Specified Currency, and a judgment in the Specified Currency would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Accordingly, registered holders of foreign currency notes would be subject to exchange rate fluctuations between the date of entry of a foreign currency judgment and the time when the amount of the foreign currency judgment is paid in U.S. dollars and converted by the applicable registered holder into the Specified Currency. We have not consented to be sued in New York state court and it is not certain whether a New York state court would otherwise have jurisdiction to enter a binding judgment against us in respect of a foreign currency note. It is also not certain whether a non-New York state court would follow the same rules and procedures with respect to conversions of foreign currency judgments.

We will indemnify the registered holder of any note against any loss incurred as a result of any judgment or order being given or made for any amount due under the particular note and that judgment or order requiring payment in a currency (the “Judgment Currency”) other than the Specified Currency, and as a result of any variation between:

•	the rate of exchange at which the Specified Currency amount is converted into the Judgment Currency for the purpose of that judgment or order, and
•

the rate of exchange at which the registered holder, on the date of payment of that judgment or order, is able to purchase the Specified Currency with the amount of the Judgment Currency actually received.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This section supplements the discussion under the caption “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus. The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of our notes. Because this is a summary that is intended to address only material U.S. federal income tax consequences generally relevant to all holders relating to the ownership and disposition of our notes, it may not contain all the information that may be important to you. Except as discussed under the captions “Taxation of UDR” and “Taxation of REITs in General” below, this discussion does not address any aspects of U.S. federal income taxation relating to our election to be taxed as a real estate investment trust. A summary of material U.S. federal income tax consequences relating to our election to be taxed as a REIT is provided in the accompanying prospectus.

We urge you to consult your tax advisor regarding the specific tax consequences to you of the acquisition, ownership, and disposition of our notes and of our election to be taxed as a REIT. Specifically, you are urged to consult your tax advisor regarding the U.S. federal, state, local, foreign, and other tax consequences of such acquisition, ownership, disposition, and election, and regarding potential changes in applicable tax laws.

Taxation of UDR

We elected to be taxed as a REIT under the U.S. federal income tax laws commencing with our taxable year ended December 31, 1972. We believe that we have been organized and operated in such a manner as to qualify for taxation as a REIT.

The law firm of Morrison & Foerster LLP has acted as our tax counsel in connection with the filing of this prospectus supplement, and we received an opinion of Kutak Rock LLP to the effect that commencing with UDR’s taxable year ended on December 31, 2012 we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code,  and that our actual and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for the taxable year ending December 31, 2017 and in the future. It must be emphasized that the opinion of Kutak Rock LLP is based on various assumptions relating to our organization and operation and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Kutak Rock LLP or by us that we will qualify as a REIT for any particular year. We asked Kutak Rock LLP to assume for purposes of its opinion that any prior legal opinions we received to the effect that we were taxable as a REIT are correct and the conclusions reached in the opinion of Kutak Rock LLP are expressly conditioned on the accuracy of such assumption. The opinion is expressed as of the date issued. Kutak Rock LLP has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Morrison & Foerster LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

In brief, provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

If we fail to qualify as a REIT in any taxable year, and the relief provisions do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification.

Additional information concerning the U.S. federal income tax consequences of our qualification as a REIT and the requirements of qualification and taxation as a REIT can be found in the accompanying prospectus.

Tax Consequences of an Investment in Our Notes

The following summary describes certain material U.S. federal income tax consequences relating to the purchase, ownership, and disposition of the notes as of the date hereof. This discussion does not cover every type of note that we might issue. Any additional U.S. federal income tax consequences relevant to a particular issue of the notes (for example, special considerations relevant to indexed notes, amortizing notes, notes providing for contingent payments, or notes denominated in a currency other than the U.S. dollar) will be provided in the pricing supplement for such notes. Except where noted, this summary applies only to notes held as capital assets and does not apply to special situations, such as those of dealers in securities or currencies, tax-exempt organizations, individual retirement accounts and other tax deferred accounts, financial institutions, life insurance companies, persons holding notes as a part of a hedging or conversion transaction or a straddle, or persons (other than Non-U.S. holders, as defined below) whose “functional currency” is not the U.S. dollar. This summary does not discuss the application of the alternative minimum tax to the notes. Except as otherwise indicated, this disclosure is addressed only to persons who acquire the notes at original issue and does not address the tax consequences to subsequent purchasers of the notes. The discussion below is based upon the current U.S. federal income tax laws and interpretations thereof as of the date hereof. Such authorities may be repealed, revoked, or modified, potentially on a retroactive basis, so as to result in federal income tax consequences different from those discussed below. Furthermore, except as otherwise indicated, the following summary does not consider the effect of any applicable foreign, state, local, or other tax laws or estate or gift tax considerations.

If an entity treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our notes, you are encouraged to consult your tax advisor regarding the tax consequences of the ownership and disposition of the notes.

We urge you to consult your tax advisor regarding the specific tax consequences to you of the acquisition, ownership and disposition of the notes. Specifically, you are encouraged to consult your tax advisor regarding the federal, state, local, foreign, and other tax consequences of such acquisition, ownership and disposition of the notes and regarding potential changes in applicable tax laws.

U.S. Holders

As used herein, a “U.S. holder” of a note means a beneficial owner of a note that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States,
•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States or any political subdivision thereof,
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or
•

a trust if (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) it has a valid election in place to be treated as a United States person.

Payments of Interest on Notes

Except as described below in the case of interest on a note issued with original issue discount, as defined below under “— U.S. Holders — Original Issue Discount,” interest paid on a note (including qualified stated interest, as defined below under “Original Issue Discount”) generally will be taxable to a U.S. holder as interest income at the time it is received or accrued, in accordance with the U.S. holder’s regular method of accounting for tax purposes and will be ordinary income.

Original Issue Discount

U.S. holders of notes issued with original issue discount (“OID”), other than short-term notes with a maturity of one year or less from the date of issue, will be subject to special tax accounting rules, as described in greater detail below. A U.S. holder of such “OID notes” generally must include OID in gross income in advance of the receipt of cash attributable to that income, regardless of the holder’s usual method of tax accounting. However, U.S. holders of OID notes generally will not be required to include separately in income cash payments received on the notes, even if denominated as interest, to the extent those cash payments do not constitute “qualified stated interest.”

OID generally will arise if the “stated redemption price at maturity” of a note exceeds its “issue price” by an amount equal to or greater than a specified de minimis amount, which is generally 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The “issue price” of each note in a particular offering will generally be the first price at which a substantial amount of that particular offering is sold to the public (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The “stated redemption price at maturity” of a note is the sum of all payments to be made on the note other than “qualified stated interest.” The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer), or that is treated as constructively received, at least annually at a single fixed rate or, under certain circumstances, at a variable rate. If a note bears interest during any accrual period at a rate below the rate applicable for the remaining term of the note (for example, notes with teaser rates or interest holidays), then some or all of the stated interest may not be treated as qualified stated interest.

U.S. holders of OID notes with a maturity of more than one year from issuance generally must include OID in income on a “constant yield” basis, regardless of their usual method of tax accounting and in advance of the receipt of some or all of the related cash payments. Accordingly, a U.S. holder may be required to include OID in income in advance of the receipt of some or all of the related cash payments. The amount of OID includible in income by the initial U.S. holder of an OID note is the sum of the “daily portions” of OID with respect to the note for each day during the taxable year or portion of the taxable year on which that U.S. holder held such note. This amount is referred to as “accrued OID.” The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. A U.S. holder can use accrual periods of any length from one day to one year to compute accruals of OID, provided that in determining the OID allocable to an accrual period the yield to maturity is adjusted to reflect the length of that accrual period, and further provided that each scheduled payment of principal or interest occurs either on the first or the last day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of:

•	the product of the note’s “adjusted issue price” at the beginning of the accrual period and its yield to maturity, properly adjusting for the length of the accrual period, over
•	the aggregate of all qualified stated interest payments allocable to the accrual period.

The yield to maturity of a note equals the discount rate that, when used to compute the present value of all principal and interest payments under the note, produces a present value equal to the Issue Price of the note. The “adjusted issue price” of a note at the beginning of any accrual period generally is equal to its Issue Price:

•	increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below; and
•	reduced by any payments made on the note, other than payments of qualified stated interest, on or before the first day of the accrual period.

Under these constant yield rules, a U.S. holder will have to include in income increasing amounts of OID in successive accrual periods.

Additional rules applicable to notes with OID that are denominated in or determined by reference to a currency other than the U.S. dollar are described under “— U.S. Holders — Non-U.S. Dollar Denominated Notes” below.

Variable Rate Notes

In the case of a note that is a variable rate note, special rules apply. In general, if a note qualifies for treatment as a “variable rate debt instrument” under Treasury Regulations and provides for stated interest that is unconditionally payable at least annually at a variable rate that, subject to certain exceptions, is a single “qualified floating rate” or “objective rate,” each as defined below, all stated interest on the note is treated as qualified stated interest. In that case, both the note’s “yield to maturity” and “qualified stated interest” will be determined, solely for purposes of calculating the accrual of OID, if any, as though the note will bear interest in all periods throughout its term at a fixed rate generally equal to the rate that would be applicable to interest payments on the note on its date of issue or, in the case of an objective rate (other than a “qualified inverse floating rate”), the rate that reflects the yield to maturity that is reasonably expected for the note. A U.S. holder of a variable rate debt instrument would then recognize OID, if any, that is calculated based on the note’s assumed yield to maturity. If the interest actually accrued or paid during an accrual period exceeds or is less than the assumed fixed interest, the qualified stated interest or OID allocable to that period is increased or decreased under rules set forth in Treasury Regulations. Special rules apply for determining the amount of OID for other variable rate debt instruments, such as instruments with more than one qualified floating rate or instruments with a single fixed rate and one or more qualified floating rates.

A note will qualify as a variable rate debt instrument if the note’s issue price does not exceed the total noncontingent principal payments by more than the lesser of: (i) .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or (ii) 15% of the total noncontingent principal payments; and the note provides for stated interest, compounded or paid at least annually, only at one or more qualified floating rates, a single fixed rate and one or more qualified floating rates, a single objective rate, or a single fixed rate and a single objective rate that is a qualified inverse floating rate. Generally, a rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. If a note provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the note, the qualified floating rates together constitute a single qualified floating rate. Generally, an objective rate is a rate that is determined using a single fixed formula that is based on objective financial or economic information such as one or more qualified floating rates. An objective rate is a qualified inverse floating rate if that rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.

A variable rate note generally will not qualify for treatment as a “variable rate debt instrument” if, among other circumstances:

•

the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings or one or more governors limiting the amount of increase or decrease in each case which are not fixed throughout the term of the note and which are reasonably expected as of the issue date to cause the rate in some accrual periods to be significantly higher or lower than the overall expected return on the note determined without the floor, ceiling, or governor;

•

in the case of certain notes, it is reasonably expected that the average value of the variable rate during the first half of the term of the note will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the note; or

•	the value of the rate on any date during the term of the note is set earlier than three months prior to the first day on which that value is in effect or later than one year following that first day.

In these situations, as well as others, the note generally will be subject to taxation under rules applicable to contingent payment debt instruments. U.S. holders are urged to consult with their own tax advisors regarding the specific U.S. federal income tax consequences with respect to these notes.

Acquisition Premium

If a U.S. holder purchases an OID note for an amount greater than its adjusted issue price (as determined above) at the purchase date and less than or equal to the sum of all amounts, other than qualified stated interest, payable on the OID note after the purchase date, the excess is “acquisition premium.” Under the acquisition premium rules, in general, the amount of OID which must be included in income for the note for any taxable year (or any portion of a taxable year in which the note is held) will be reduced (but not below zero) by the portion of the acquisition premium allocated to the period. The amount of acquisition premium allocated to each period is determined by multiplying the OID that otherwise would have been included in income by a fraction, the numerator of which is the excess of the cost over the adjusted issue price of the OID note and the denominator of which is the excess of the OID note’s stated redemption price at maturity over its adjusted issue price.

If a U.S. holder purchases an OID note for an amount less than its adjusted issue price (as determined above) at the purchase date, any OID accruing with respect to that OID note will be required to be included in income and, to the extent of the difference between the purchase amount and the OID note’s adjusted issue price, the OID note will be treated as having “market discount.” See “— U.S. Holders — Market Discount” below.

Amortizable Bond Premium

If a U.S. holder purchases a note (including an OID note) for an amount in excess of the sum of all amounts payable on the note after the purchase date, other than qualified stated interest, such holder will be considered to have purchased such note with “amortizable bond premium” equal in amount to such excess. A U.S. holder may elect to amortize such premium as an offset to interest income using a constant yield method over the remaining term of the note based on the U.S. holder’s yield to maturity with respect to the note.

A U.S. holder generally may use the amortizable bond premium allocable to an accrual period to offset interest required to be included in the U.S. holder’s income under its regular method of accounting with respect to the note in that accrual period. If the amortizable bond premium allocable to an accrual period exceeds the amount of interest allocable to such accrual period, such excess would be allowed as a deduction for such accrual period, but only to the extent of the U.S. holder’s prior interest inclusions on the note that have not been offset previously by bond premium. Any excess is generally carried forward and allocable to the next accrual period.

If a note may be redeemed by us prior to its maturity date, the amount of amortizable bond premium will be based on the amount payable at the applicable redemption date, but only if use of the redemption date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the redemption date.

An election to amortize bond premium applies to all taxable debt obligations held by the U.S. holder at the beginning of the first taxable year to which the election applies and thereafter acquired by the U.S. holder and may be revoked only with the consent of the Internal Revenue Service. Generally, a holder may make an election to include in income its entire return on a note (i.e., the excess of all remaining payments to be received on the note over the amount paid for the note by such holder) in accordance with a constant yield method based on the compounding of interest, as discussed below under “— U.S. Holders — Election to Treat All Interest as Original Issue Discount.” If a holder makes such an election for a note with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service.

A U.S. holder that elects to amortize bond premium will be required to reduce its tax basis in the note by the amount of the premium amortized during its holding period. OID notes purchased at a premium will not be subject to the OID rules described above.

If a U.S. holder does not elect to amortize bond premium, the amount of bond premium will be included in its tax basis in the note. Therefore, if a U.S. holder does not elect to amortize bond premium and it holds the note to maturity, the premium generally will be treated as capital loss when the note matures.

Market Discount

If a U.S. holder purchases a note for an amount that is less than its stated redemption price at maturity, or, in the case of an OID note, its adjusted issue price, such holder will be considered to have purchased the note with “market discount.” Any gain on the sale, exchange, retirement, or other disposition of a note with market discount generally will be treated as ordinary interest income to the extent of the market discount not previously included in income that accrued on the note during such holder’s holding period. In general, market discount is treated as accruing on a straight-line basis over the term of the note unless an election is made to accrue the market discount under a constant yield method. In addition, a U.S. holder may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry the note in an amount not exceeding the accrued market discount on the note.

A U.S. holder may elect to include market discount in income currently as it accrues (on either a straight-line or constant yield basis), in lieu of treating a portion of any gain realized on a sale, exchange, retirement, or other disposition of the note as ordinary income. If an election is made to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If a U.S. holder makes such an election, it will apply to all market discount debt instruments acquired by such holder on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service. U.S. holders should consult with their own tax advisors before making this election.

If the difference between the stated redemption price at maturity of a note or, in the case of an OID note, its adjusted issue price, and the amount paid for the note is less than 0.25% of the debt instrument’s stated redemption price at maturity or, in the case of an OID note, its adjusted issue price, multiplied by the number of remaining complete years to the note’s maturity (“ de minimis market discount”), the note is not treated as having market discount.

Generally, a holder may make an election to include in income its entire return on a note (i.e., the excess of all remaining payments to be received on the note over the amount paid for the note by such holder) in accordance with a constant yield method based on the compounding of interest, as discussed below under “— U.S. Holders — Election to Treat All Interest as Original Issue Discount.” If a holder makes such an election for a note with market discount, the holder will be required to include market discount in income currently as it accrues on a constant yield basis for all market discount debt instruments acquired by such holder on or after the first day of the first taxable year to which the election applies, and such election may be revoked only with the permission of the Internal Revenue Service.

Election to Treat All Interest as Original Issue Discount

A U.S. holder may elect to include in income all interest that accrues on a note using the constant-yield method applicable to OID described above, subject to certain limitations and exceptions. For purposes of this election, interest includes stated interest, acquisition discount, OID,  de minimis  OID, market discount,  de minimis  market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, each as described herein. If this election is made for a note, then, to apply the constant-yield method: (i) the issue price of the note will equal its cost, (ii) the issue date of the note will be the date it was acquired, and (iii) no payments on the note will be treated as payments of qualified stated interest. A U.S. holder must make this election for the taxable year in which the note was acquired, and may not revoke the election without the consent of the Internal Revenue Service. U.S. holders should consult with their own tax advisors before making this election. In addition, if this election is made with respect to a note having market discount, then the U.S. holder will be deemed to have made the market discount election with respect to all market discount debt instruments acquired by such holder on or after the first day of the first taxable year to which the election applies. Similarly, if this election is made with respect to a note having amortizable bond premium, then the U.S. holder will be deemed to have made the amortizable bond premium election with respect to all debt instruments having amortizable bond premium held by the U.S. holder at the beginning of the first taxable year to which the election applies and thereafter acquired.

Short-Term Notes

Some of our notes may be issued with maturities of one year or less from the date of issue, which we refer to as short-term notes. Treasury regulations provide that no payments of interest on a short-term note are treated as qualified stated interest. Accordingly, in determining the amount of discount on a short-term note, all interest payments, including stated interest, are included in the short-term note’s stated redemption price at maturity.

In general, individual and certain other U.S. holders using the cash basis method of tax accounting are not required to include accrued discount on short-term notes in income currently unless they elect to do so, but they may be required to include any stated interest in income as the interest is received. However, a cash basis U.S. holder will be required to treat any gain realized on a sale, exchange, or retirement of the short-term note as ordinary income to the extent such gain does not exceed the discount accrued with respect to the short-term note, which will be determined on a straight-line basis unless the holder makes an election to accrue the discount under the constant-yield method, through the date of sale or retirement. In addition, a cash basis U.S. holder that does not elect to currently include accrued discount in income will be not allowed to deduct any of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term note (in an amount not exceeding the deferred income), but instead will be required to defer deductions for such interest until the deferred income is realized upon the maturity of the short-term note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, a cash-basis U.S. holder of a short-term note may elect to include accrued discount in income on a current basis. This election will apply to all short-term debt instruments acquired by such holder on or after the first day of the first taxable year to which the election applies. If this election is made, the limitation on the deductibility of interest described in this paragraph will not apply.

A U.S. holder using the accrual method of tax accounting and some cash basis holders (including banks, securities dealers, regulated investment companies, and certain trust funds) generally will be required to include accrued discount on a short-term note in income on a current basis, on either a straight-line basis or, at the election of the holder, under the constant-yield method based on daily compounding. Regardless of whether a U.S. holder is a cash-basis or accrual-basis holder, the holder of a short-term note may elect to include accrued “acquisition discount” with respect to the short-term note in income on a current basis. Acquisition discount is the excess of the remaining redemption amount of the short-term note at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing on a straight-line basis or, at the election of the holder, under a constant yield method based on daily compounding. If a U.S. holder elects to include accrued acquisition discount in income, the rules for including OID will not apply. In addition, the market discount rules described above will not apply to short-term notes.

Sale, Exchange, or Retirement of Notes

Upon the sale, exchange, retirement, or other disposition of a note, a U.S. holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, or other disposition (less an amount equal to any accrued interest not previously included in income if the note is disposed of between interest payment dates, which will be included in income as interest income for U.S. federal income tax purposes) and the U.S. holder’s adjusted tax basis in the note. The amount realized by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the note. A U.S. holder’s adjusted tax basis in a note generally will be the cost of the note to such U.S. holder, increased by any OID, market discount,  de minimis  OID,  de minimis  market discount, or any discount with respect to a short-term note previously included in income with respect to the note, and decreased by the amount of any premium previously amortized to reduce interest on the note and the amount of any payment (other than a payment of qualified stated interest) received in respect of the note.

Except as discussed above with respect to market discount, or as described below with respect to non-U.S. dollar denominated notes, gain or loss realized on the sale, exchange, retirement, or other disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if the note has been held for more than one year. The ability of U.S. holders to deduct capital losses is subject to limitations under the Internal Revenue Code.

Notes Subject to Contingencies Including Optional Redemption

Certain of the notes may provide for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In addition, certain of the notes may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at the option of the holder. Notes containing these features may be subject to rules that differ from the general rules discussed herein. U.S. holders considering the purchase of notes with these features should carefully examine the applicable supplement and are urged to consult their own tax advisors regarding the U.S. federal income tax consequences to a U.S. holder of the ownership and disposition of such notes since the U.S. federal income tax consequences with respect to OID will depend, in part, on the particular terms and features of the notes.

Non-U.S. Dollar Denominated Notes

Additional considerations apply to a U.S. holder of a note payable in a currency other than U.S. dollars (“foreign currency”). We refer to these notes as “Non-U.S. Dollar Denominated Notes.” In the case of payments of interest, U.S. holders using the cash method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of the foreign currency payment on a Non-U.S. Dollar Denominated Note (other than OID or market discount) when the payment of interest is received. The U.S. dollar value of the foreign currency payment is determined by translating the foreign currency received at the spot rate for such foreign currency on the date the payment is received, regardless of whether the payment is in fact converted to U.S. dollars at that time. The U.S. dollar value will be the U.S. holder’s tax basis in the foreign currency received. A U.S. holder will not recognize foreign currency exchange gain or loss with respect to the receipt of such payment.

U.S. holders using the accrual method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of the amount of interest income that has accrued and is otherwise required to be taken into account with respect to a Non-U.S. Dollar Denominated Note during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. holder may elect, however, to translate the accrued interest income using the exchange rate on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the exchange rate on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a U.S. holder may translate the interest using the exchange rate on the date of receipt. The above election will apply to all other debt obligations held by the U.S. holder and may not be changed without the consent of the Internal Revenue Service. U.S. holders are urged to consult their own tax advisors before making the above election. Upon receipt of an interest payment (including, upon the sale of the note, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), the holder will recognize foreign currency exchange gain or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the interest income previously included in income with respect to such payment. This gain or loss will be treated as ordinary income or loss.

OID on a note that is also a Non-U.S. Dollar Denominated Note will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars, in the same manner as interest income accrued by a holder on the accrual basis, as described above (regardless of such holder’s regular method of accounting). A U.S. holder will recognize foreign currency exchange gain or loss when OID is paid (including, upon the sale of such note, the receipt of proceeds which include amounts attributable to OID previously included in income) to the extent of the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest). For these purposes, all receipts on a note will be viewed: (i) first, as the receipt of any stated interest payment called for under the terms of the note, (ii) second, as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first, and (iii) third, as the receipt of principal.

The amount of market discount on Non-U.S. Dollar Denominated Notes includible in income generally will be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the Non-U.S. Dollar Denominated Note is retired or otherwise disposed of. If a U.S. holder elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. A U.S. holder will recognize foreign currency exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

Amortizable bond premium on a Non-U.S. Dollar Denominated Note will be computed in the applicable foreign currency. If a U.S. holder elected to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, foreign currency exchange gain or loss will be realized based on the difference between spot rates at such time and the time of acquisition of the Non-U.S. Dollar Denominated Note. If a U.S. holder does not elect to amortize bond premium, the bond premium computed in the foreign currency must be translated into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by foreign currency exchange gain.

If a U.S. holder purchases a Non-U.S. Dollar Denominated Note with previously owned foreign currency, foreign currency exchange gain or loss (which will be treated as ordinary income or loss) will be recognized in an amount equal to the difference, if any, between the tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency used to purchase the Non-U.S. Dollar Denominated Note, determined on the date of purchase.

Upon the sale, exchange, retirement, or other taxable disposition of a Non-U.S. Dollar Denominated Note, a U.S. holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, or other disposition (less an amount equal to any accrued and unpaid interest not previously included in income, which will be treated as a payment of interest for U.S. federal income tax purposes) and the adjusted tax basis in the Non-U.S. Dollar Denominated Note. The adjusted tax basis in a Non-U.S. Dollar Denominated Note will equal the amount paid for the Non-U.S. Dollar Denominated Note, increased by the amounts of any market discount or OID previously included in income with respect to the Non-U.S. Dollar Denominated Note and reduced by any amortized acquisition or other premium and any principal payments received in respect of the Non-U.S. Dollar Denominated Note. The amount of any payment in or adjustments measured by foreign currency will be equal to the U.S. dollar value of the foreign currency on the date of the purchase or adjustment. The amount realized will be based on the U.S. dollar value of the foreign currency on the date the payment is received or the Non-U.S. Dollar Denominated Note is disposed of (or deemed disposed of as a result of a material change in the terms of the note). If, however, a Non-U.S. Dollar Denominated Note is traded on an established securities market and the U.S. holder uses the cash basis method of tax accounting, the U.S. dollar value of the amount realized will be determined by translating the foreign currency payment at the spot rate of exchange on the settlement date of the purchase or sale. A U.S. holder that uses the accrual basis method of tax accounting may elect the same treatment with respect to the purchase and sale of Non-U.S. Dollar Denominated Notes traded on an established securities market, provided that the election is applied consistently.

Except with respect to market discount as discussed above, and the foreign currency rules discussed below, gain or loss recognized upon the sale, exchange, retirement, or other taxable disposition of a Non-U.S. Dollar Denominated Note will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement, or other disposition, the Non-U.S. Dollar Denominated Note has been held for more than one year. Net long-term capital gain recognized by an individual U.S. holder is generally taxed at preferential rates. The ability of U.S. holders to deduct capital losses is subject to limitations under the Internal Revenue Code.

A portion of the gain or loss with respect to the principal amount of a Non-U.S. Dollar Denominated Note may be treated as foreign currency exchange gain or loss. Foreign currency exchange gain or loss will be treated as ordinary income or loss. For these purposes, the principal amount of the Non-U.S. Dollar Denominated Note is the purchase price for the Non-U.S. Dollar Denominated Note calculated in the foreign currency on the date of purchase, and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount determined on the date of the sale, exchange, retirement or other disposition of the Non-U.S. Dollar Denominated Note and (ii) the U.S. dollar value of the principal amount determined on the date the foreign currency note was purchased. The amount of foreign currency exchange gain or loss will be limited to the amount of overall gain or loss realized on the disposition of the Non-U.S. Dollar Denominated Note.

The tax basis in foreign currency received as interest on a Non-U.S. Dollar Denominated Note will be the U.S. dollar value of the foreign currency determined at the spot rate in effect on the date the foreign currency is received. The tax basis in foreign currency received on the sale, exchange, retirement, or other disposition of a Non-U.S. Dollar Denominated Note will be equal to the U.S. dollar value of the foreign currency, determined at the time of the sale, exchange, retirement or other disposition. As discussed above, if the Non-U.S. Dollar Denominated Notes are traded on an established securities market, a cash basis U.S. holder (or, upon election, an accrual basis U.S. holder) will determine the U.S. dollar value of the foreign currency by translating the foreign currency received at the spot rate of exchange on the settlement date of the sale, exchange, retirement, or other disposition. Accordingly, in such case, no foreign currency exchange gain or loss will result from currency fluctuations between the trade date and settlement date of a sale, exchange, retirement, or other disposition. Any gain or loss recognized on a sale, exchange, retirement, or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase notes) will be ordinary income or loss.

For the special treatment of Non-U.S. Dollar Denominated Notes that are also contingent payment notes, see the applicable supplement.

Additional Medicare Tax on Unearned Income

Certain U.S. holders, including individuals, estates and trusts, will be subject to an additional 3.8% Medicare tax on unearned income. For individual U.S. holders, the additional Medicare tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents, and capital gains. U.S. holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our notes.

Non-U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that will apply to Non-U.S. holders of notes. As used herein, a Non-U.S. holder of a note means a beneficial owner of a note that for U.S. federal income tax purposes is a non-resident alien individual, a foreign corporation, or a foreign estate or trust.

Payments of Interest

Under current U.S. federal income tax law and subject to the discussion below concerning backup withholding, principal (and premium, if any) and interest payments, including any OID, that are received from us or our agent and that are not effectively connected with the conduct by the Non-U.S. holder of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, generally will not be subject to U.S. federal income or withholding tax except as provided below. Interest, including any OID, may be subject to a 30% withholding tax (or less under an applicable treaty, if any) if:

•	a Non-U.S. holder actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote;
•	a Non-U.S. holder is a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us (directly or indirectly) through stock ownership;
•	a Non-U.S. holder is a bank extending credit under a loan agreement in the ordinary course of its trade or business;
•

the interest payments on the note are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party (other than payments that are based on the value of a security or index of securities that are, and will continue to be, actively traded within the meaning of Section 1092(d) of the Internal Revenue Code, and that are not nor will be a “United States real property interest” as described in Section 897(c)(1) or 897(g) of the Internal Revenue Code); or

•	the Non-U.S. holder does not satisfy the certification requirements described below.

A Non-U.S. holder generally will satisfy the certification requirements if either: (i) the Non-U.S. holder certifies to us or our agent, under penalties of perjury, that it is a non-United States person and provides its name and address (which certification may generally be made on an Internal Revenue Service Form W-8BEN or W-8BEN-E, or a successor form), or (ii) a securities clearing organization, bank, or other financial institution that holds customer securities in the ordinary course of its trade or business (a “financial institution”) and holds the note certifies to us or our agent under penalties of perjury that either it or another financial institution has received the required statement from the Non-U.S. holder certifying that it is a non-United States person and furnishes us with a copy of the statement.

Payments not meeting the requirements set forth above and thus subject to withholding of U.S. federal income tax may nevertheless be exempt from withholding (or subject to withholding at a reduced rate) if the Non-U.S. holder provides us with a properly executed Internal Revenue Service Form W-8BEN or W-8BEN-E (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty, or Internal Revenue Service Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the conduct of a trade or business within the United States as discussed below. To claim benefits under an income tax treaty, a Non-U.S. holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. holders that are entities rather than individuals. A Non-U.S. holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

Sale, Exchange, or Retirement of Notes

A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any capital gain or market discount realized on the sale, exchange, retirement, or other disposition of notes, provided that: (i) the gain is not effectively connected with the conduct of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, (ii) in the case of a Non-U.S. holder that is an individual, the Non-U.S. holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, or other disposition of the note, and (iii) the Non-U.S. holder is not subject to tax pursuant to certain provisions of U.S. federal income tax law applicable to certain expatriates. An individual Non-U.S. holder who is present in the United States for 183 days or more in the taxable year of sale, exchange, or other disposition of a note, and if certain other conditions are met, will be subject to U.S. federal income tax at a rate of 30% on the gain realized on the sale, exchange, or other disposition of such note.

Income Effectively Connected with a Trade or Business within the United States

If a Non-U.S. holder of a note is engaged in the conduct of a trade or business within the United States and if interest (including any OID) on the note, or gain realized on the sale, exchange, or other disposition of the note, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. holder in the United States), the Non-U.S. holder, although exempt from U.S. federal withholding tax (provided that the certification requirements discussed above are satisfied), generally will be subject to U.S. federal income tax on such interest (including any OID) or gain on a net income basis in the same manner as if it were a U.S. holder. Non-U.S. holders should read the material under the heading “— U.S. Holders,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of notes. In addition, if such Non-U.S. holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.

Backup Withholding and Information Reporting

In general, in the case of a U.S. holder, other than certain exempt holders, we and other payors are required to report to the Internal Revenue Service all payments of principal, any premium, and interest on the note, and the accrual of OID. In addition, we and other payors generally are required to report to the Internal Revenue Service any payment of proceeds of the sale of a note before maturity. Additionally, backup withholding generally will apply to any payments, including payments of OID, if a U.S. holder fails to provide an accurate taxpayer identification number and certify that the taxpayer identification number is correct, the U.S. holder is notified by the Internal Revenue Service that it has failed to report all interest and dividends required to be shown on its U.S. federal income tax returns or a U.S. holder does not certify that it has not underreported its interest and dividend income.

In the case of a Non-U.S. holder, backup withholding and information reporting will not apply to payments made if the Non-U.S. holder provides the required certification that it is not a United States person, or the Non-U.S. holder otherwise establishes an exemption, provided that the payor or withholding agent does not have actual knowledge that the holder is a United States person, or that the conditions of any exemption are not satisfied. However, we and other payors are required to report payments of interest on your notes on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements.

In addition, payments of the proceeds from the disposition of a note to or through a foreign office of a broker or the foreign office of a custodian, nominee, or other dealer acting on behalf of a holder generally will not be subject to information reporting or backup withholding. However, if the broker, custodian, nominee, or other dealer is a United States person, the government of the United States or the government of any state or political subdivision of any state, or any agency or instrumentality of any of these governmental units, a controlled foreign corporation for U.S. federal income tax purposes, a foreign partnership that is either engaged in a trade or business within the United States or whose United States partners in the aggregate hold more than 50% of the income or capital interest in the partnership, a foreign person 50% or more of whose gross income for a certain period is effectively connected with a trade or business within the United States, or a United States branch of a foreign bank or insurance company, information reporting (but not backup withholding) generally will be required with respect to payments made to a holder unless the broker, custodian, nominee, or other dealer has documentation of the holder’s foreign status and the broker, custodian, nominee, or other dealer has no actual knowledge to the contrary.

Payment of the proceeds from a sale of a note to or through the United States office of a broker is subject to information reporting and backup withholding, unless the holder certifies as to its non-United States person status or otherwise establishes an exemption from information reporting and backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Guarantee Payments

Payments (if any) made to holders on the notes by UDR LP pursuant to the guarantee shall be treated, for U.S. federal income tax purposes, in substantially the same manner as payments made on the notes by UDR.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and original issue discount) income payable on the notes after June 30, 2014, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest such as the notes payable after December 31, 2016 (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the Treasury Department to collect and provide to the Treasury Department substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, with such institution. The legislation also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity.

The U.S. Treasury Department and the IRS have announced that withholding on payments of gross proceeds from a disposition of property of a type which can produce U.S. source interest will only apply to payments made after December 31, 2018. If we (or an applicable withholding agent) determine withholding under the Foreign Account Tax Compliance Act is appropriate, we (or such agent) will withhold tax at the applicable statutory rate, without being required to pay any additional amounts in respect of such withholding. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing the Foreign Account Tax Compliance Act may be subject to different rules.  Holders are urged to consult their own tax advisors regarding the possible implications of this legislation on their purchase, ownership and disposition of our notes.

PLAN OF DISTRIBUTION

Under the terms of a third amended and restated distribution agreement dated September 1, 2011, as amended on July 29, 2014 and April 27, 2017 and as amended or supplemented from time to time, or the “distribution agreement,” we are offering the notes on a continuous basis through or to Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, and Wells Fargo Securities, LLC, referred to in this prospectus supplement individually as an “agent” or collectively as the “agents.” The agents, individually or in a syndicate, may purchase notes, as principal, from us from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable agent or, if so specified in the applicable pricing supplement, for resale at a fixed offering price. However, we may agree with an agent for that agent to utilize its reasonable efforts on an agency basis on our behalf to solicit offers to purchase notes at 100% of the principal amount thereof, unless otherwise specified in the applicable pricing supplement. We will pay a commission to an agent, ranging from .125% to .750% of the principal amount of each note, depending upon its stated maturity, sold through that agent as our agent, unless otherwise agreed. We will negotiate commissions with respect to notes with stated maturities in excess of 30 years that are sold through an agent as our agent at the time of the related sale.

Some of the agents and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, in the ordinary course of their business activities, the agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby.

The agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Any note sold to an agent as principal will be purchased by that agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a note of identical maturity. An agent may sell notes it has purchased from us as principal to certain dealers less a concession equal to all or any portion of the discount received in connection with that purchase. An agent may allow, and dealers may reallow, a discount to certain other dealers. After the initial offering of notes, the offering price (in the case of notes to be resold on a fixed offering price basis), the concession and the reallowance may be changed.

The notes will not have an established trading market when issued. Also, the notes will not be listed on any securities exchange. An agent may make a market in the notes, as permitted by applicable laws and regulations, but is not obligated to do so and may discontinue any market-making at any time without notice. A secondary market for any notes may not develop, and purchasers of notes may not be able to sell notes in the future.

Each purchaser of a note will arrange for payment as instructed by the relevant agent. The agents are required to deliver the proceeds of the notes to us in immediately available funds, to a bank designated by us in accordance with the terms of the distribution agreement on the date of settlement.

Each agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act. We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that they may be required to make in connection with such indemnification. We have agreed to reimburse the agents for certain expenses, including the reasonable fees and disbursements of counsel for the agents.

We reserve the right to withdraw, cancel or modify the offer made hereby without notice. We have the right to accept offers to purchase notes and may reject any proposed purchase of notes as a whole or in part. The agents will have the right, in their discretion reasonably exercised, to reject any offer to purchase notes, as a whole or in part.

In connection with the purchase of notes by an agent, as principal, for resale at a fixed price, such agent may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Such transactions may consist of bids or purchases of notes for the purpose of pegging, fixing or maintaining the price of the notes. Specifically, such agent may over‑allot in connection with such offering, creating a syndicate short position. In addition, such agent may bid for and purchase the notes in the open market to cover syndicate short positions or to stabilize, maintain or otherwise affect the price of the notes. Finally, such agent or its syndicate may reclaim selling concessions allowed for distributing of notes in the offering, if such agent repurchases previously distributed notes in the market to cover overallotments or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above independent market level. The agents are not required to engage in any of these activities and may end any of them at any time.

Concurrently with the offering of the notes through the agents, we may issue other securities as contemplated in the accompanying prospectus.

The agents and certain of their affiliates may engage in commercial or investment banking or advisory services with and perform services for us and certain of our affiliates in the ordinary course of business. We have a lending relationship with U.S. Bank National Association, the trustee under the Indenture for the notes.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, which means that we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are available at the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549. You may also obtain copies of the reports, proxy statements and other information from the Public Reference Room of the SEC, at prescribed rates, by calling 1-800-SEC-0330. The SEC maintains a website at http://www.sec.gov where you can access reports, proxy, information and registration statements, and other information regarding registrants that file electronically with the SEC. You may also access our SEC filings free of charge on our website at www.udr.com.

We have filed with the SEC a registration statement on Form S-3 (Registration File No. 333-217491 covering the notes offered by this prospectus supplement. You should be aware that this prospectus supplement does not contain all of the information contained or incorporated by reference in that registration statement and its exhibits and schedules. You may inspect and obtain the registration statement, including exhibits, schedules, reports and other information that we have filed with the SEC, as described in the preceding paragraph. Statements contained in this prospectus supplement concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

You can inspect our reports, proxy statements and other information that we file at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you be referring you to those documents. The information incorporated by reference herein is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document which is incorporated by reference in this prospectus supplement and the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement and the accompanying prospectus, or information that we later file with the SEC prior to the termination of this offering, modifies or replaces this information. UDR, Inc. and United Dominion Realty, L.P. incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Annual Report of UDR, Inc. on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 21, 2017;
•	Annual Report of United Dominion Realty, L.P. on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 21, 2017;
•	Quarterly Report of UDR, Inc. on Form 10-Q for the fiscal quarter ended March 31, 2017, filed with the SEC on April 25, 2017;
•	Quarterly Report of United Dominion Realty, L.P. on Form 10-Q for the fiscal quarter ended March 31, 2017, filed with the SEC on April 25, 2017;
•	Current Reports of UDR, Inc. on Form 8-K, filed with the SEC on January 3, 2017 and January 23, 2017;
•

Definitive Proxy Statement of UDR, Inc. dated March 28, 2017, and definitive Additional Materials filed with the SEC on March 28, 2017, both filed in connection with UDR, Inc.’s Annual Meeting of Stockholders held on May 11, 2017; and

•

Description of the capital stock of UDR, Inc. contained in the Registration Statement on Form 8-A/A dated and filed with the SEC on November 7, 2005, including any amendments or reports filed with the SEC for the purpose of updating such description.

UDR, Inc. and United Dominion Realty, L.P. also incorporate by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the accompanying prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus supplement and the accompanying prospectus from the respective dates of filing of those documents.

As explained above in “Where You Can Find More Information,” these incorporated documents (as well as other documents filed by us under the Exchange Act) are available at the SEC and may be accessed in a number of ways, including online via the internet.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompany prospectus are delivered, a copy of any of the documents referred to above by written or oral request to:

UDR, Inc.

1745 Shea Center Drive, Suite 200

Highlands Ranch, Colorado 80129

Attention: Investor Relations

Telephone: (720) 283-6120

We maintain a website at www.udr.com. The information on our website is not considered a part of, or incorporated by reference in, this prospectus supplement, the accompanying prospectus, or any other document we file with or furnish to the SEC.

LEGAL MATTERS

The validity of the notes, including the guarantee, and certain U.S. federal income tax matters will be passed upon for us by Morrison & Foerster LLP, Washington, D.C., and certain U.S. federal income tax matters will be passed upon for us by Kutak Rock LLP. Certain legal matters will be passed upon for the agents by Sidley Austin  LLP, New York, New York. The opinions of Morrison & Foerster LLP and Sidley Austin LLP will be conditioned upon, and subject to certain assumptions regarding future action required to be taken by us and the Indenture trustee in connection with the issuance and sale of any particular notes, the specific terms of the notes and other matters which may affect the validity of the notes but which cannot be ascertained on the date of such opinions.

EXPERTS

The consolidated financial statements of UDR, Inc. and United Dominion Realty, L.P. appearing in UDR, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2016 including schedules appearing therein, and the effectiveness of UDR, Inc.’s internal control over financial reporting as of December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Prospectus

UDR, Inc.

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Guarantees of Debt Securities

Warrants

Subscription Rights

Purchase Contracts

Purchase Units

We may from time to time offer to sell together or separately in one or more offerings:

•	common stock;
•	preferred stock;
•	preferred stock represented by depositary shares;
•	debt securities, which may be senior, subordinated or junior subordinated, convertible or non-convertible and guaranteed by certain of our subsidiaries, including United Dominion Realty, L.P.;
•	warrants to purchase common stock, preferred stock, depositary shares or debt securities;
•	subscription rights to purchase common stock, preferred stock, depositary shares, debt securities or other securities;
•	purchase contracts; and
•	purchase units.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of the offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

We may offer and sell these securities through underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. The securities may also be resold by selling security holders. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the trading symbol “UDR.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 27, 2017.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “UDR,” the “Company,” “we,” “us” and “our” to refer to UDR, Inc., and the term “Operating Partnership” to refer to United Dominion Realty, L.P.

OUR COMPANY

UDR is a self-administered real estate investment trust (“REIT”) that owns, operates, acquires, renovates, develops, redevelops, disposes of and manages multifamily apartment communities generally located in high barrier-to-entry markets throughout the United States. The high barrier-to-entry markets are characterized by limited land for new construction, difficult and lengthy entitlement processes, low single-family home affordability and strong employment growth potential. At March 31, 2017, our consolidated real estate portfolio included 128 communities located in 18 markets, with a total of 39,698 completed apartment homes, which are held directly or through our subsidiaries, including the Operating Partnership and UDR Lighthouse DownREIT L.P. (the “DownREIT Partnership”), and consolidated joint ventures. In addition, we have an ownership interest in 28 communities containing 7,131 apartment homes through unconsolidated joint ventures or partnerships. As of March 31, 2017, the Company was developing two wholly-owned communities with 1,101 apartment homes, none of which have been completed, and three unconsolidated joint venture communities with 688 apartment homes, none of which have been completed.

At March 31, 2017, the Operating Partnership’s consolidated real estate portfolio included 54 communities located in 14 markets, with a total of 16,698 completed apartment homes. The Operating Partnership owns, operates, acquires, renovates, develops, redevelops, and manages multifamily apartment communities generally located in high barrier-to-entry markets located throughout the United States. As of March 31, 2017, UDR owned 110,883 units (100%) of the general partnership interests of the Operating Partnership and 174,122,808 units (or approximately 95.0%) of the limited partnership interests (“OP Units”) of the Operating Partnership. UDR conducts a substantial amount of its business and holds a substantial amount of its assets through the Operating Partnership, and, by virtue of its ownership of the OP Units and being the Operating Partnership’s sole general partner, UDR has the ability to control all of the day-to-day operations of the Operating Partnership.

We have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). To continue to qualify as a REIT, we must continue to meet certain tests which, among other things, generally require that our assets consist primarily of real estate assets, our income be derived primarily from real estate assets, and that we distribute at least 90% of our REIT taxable income (other than our net capital gains) to our stockholders annually. As a REIT, we generally will not be subject to U.S. federal income taxes at the corporate level on our net income to the extent we distribute such net income to our stockholders annually.

UDR was formed in 1972 as a Virginia corporation. In June 2003, we changed our state of incorporation from Virginia to Maryland. The Operating Partnership is the successor-in-interest to United Dominion Realty, L.P., a limited partnership formed under the laws of Virginia, which commenced operations in 1995. The Operating Partnership was redomiciled in 2004 as a Delaware limited partnership. Our corporate offices are located at 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129 and our telephone number at that address is (720) 283-6120. Our website is www.udr.com. The information on, or accessible through, our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus.

Additional information regarding UDR and the Operating Partnership is set forth in documents on file with the SEC and incorporated by reference in this prospectus and any accompanying prospectus supplement, as described in the section of this prospectus entitled “Where You Can Find More Information.”

RISK FACTORS

You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2016, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See the section of this prospectus entitled “Where You Can Find More Information.”

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt, funding improvements to properties, and acquiring and developing additional properties. Pending application of the net proceeds, we intend to invest the proceeds in interest bearing accounts and short-term, interest bearing securities. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling security holder.

RATIO OF EARNINGS TO FIXED CHARGES

The following tables set forth our ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

		Years Ended December 31,
	For the Three Months Ended March 31, 2017	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges—UDR, Inc.(1)	1.64	1.69	1.67	—	—	—
Ratio of earnings to fixed charges—United Dominion Realty, L.P.(2)	2.56	2.45	2.36	1.68	1.63	—
Ratio of earnings to combined fixed charges and preferred stock dividends—UDR, Inc.(3)	1.60	1.65	1.63	—	—	—

(1)

The ratio was less than 1:1 for the years ended December 31, 2014, 2013, and 2012 as earnings were inadequate to cover fixed charges by deficiencies of approximately $0.3 million, $23.7 million, and $69.8 million, respectively.

(2)	The ratio was less than 1:1 for the year ended December 31, 2012 as earnings were inadequate to cover fixed charges by a deficiency of approximately $16.6 million.
(3)

The ratio was less than 1:1 for the years ended December 31, 2014, 2013, and 2012 as earnings were inadequate to cover combined fixed charges and preferred stock dividends by deficiencies of approximately $4.0 million, $27.4 million, and $78.6 million, respectively.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities, guarantees of debt securities, warrants, subscription rights, purchase contracts and purchase units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 350,000,000 shares of common stock, par value $0.01 per share, 50,000,000 shares of preferred stock, without par value, and 300,000,000 shares of excess stock, par value $0.01 per share. As of March 31, 2017, 267,398,819 shares of our common stock were issued and outstanding and 31,076,309 shares of our common stock were reserved for issuance upon exercise of outstanding stock options, convertible notes and convertible preferred stock and redemption of units in the Operating Partnership and the DownREIT Partnership exchangeable for our common stock. We currently have two designated series of preferred stock that are outstanding or could be issued. We have designated 2,803,812 shares as Series E Cumulative Convertible Preferred Stock (“Series E Preferred Stock”), of which 2,796,903 shares were outstanding as of March 31, 2017. We have designated 20,000,000 shares as Series F Preferred Stock (“Series F Preferred Stock”), of which 16,155,807 shares were outstanding as of March 31, 2017.

The following is a description of our capital stock and certain provisions of our charter, bylaws and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our charter and bylaws, copies of which are included as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

We have one class of common stock. All holders of our common stock are entitled to the same rights and privileges, as described below.

Voting Rights. Holders of our common stock are entitled to one vote per share with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote and do not have cumulative voting rights. In any uncontested election of directors, directors will be elected by a majority of total votes cast for and against such director nominees. In any contested election, directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on the election.

Dividends. Holders of our common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

Liquidation and Dissolution. In the event of our liquidation or dissolution, the holders of our common stock are entitled to receive ratably all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Other Rights. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Restrictions on Ownership and Transfer. Our charter contains ownership and transfer restrictions relating to our stock that are designed primarily to preserve our status as a REIT. These restrictions include but are not limited to the following:

•

no person may beneficially own or constructively own shares of our outstanding “equity stock” (defined as stock that is either common stock or preferred stock) with a value in excess of 9.9% of the value of all outstanding equity stock unless our board of directors exempts the person from such ownership limitation, provided that any such exemption shall not allow the person to exceed 13% of the value of our outstanding equity stock;

•

any transfer that, if effective, would result in any person beneficially owning or constructively owning equity stock with a value in excess of 9.9% of the value of all outstanding equity stock (or such higher value not to exceed 13% as determined pursuant to an exemption from our board of directors) shall be void as to the transfer of that number of shares of equity stock which would otherwise be beneficially owned or constructively owned by such person in excess of such ownership limit; and the intended transferee shall acquire no rights in such excess shares of equity stock;

•

except as provided in the charter, any transfer that, if effective, would result in the equity stock being beneficially owned by fewer than 100 persons shall be void as to the transfer of that number of shares which would be otherwise beneficially owned or constructively owned by the transferee; and the intended transferee shall acquire no rights in such excess shares of equity stock; and

•

any transfer of shares of equity stock that, if effective, would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code shall be void as to the transfer of that number of shares of equity stock which would cause us to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; and the intended transferee shall acquire no rights in such excess shares of equity stock.

Listing. Our common stock is listed on the NYSE under the symbol “UDR.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A., 161 North Concord Exchange, South St. Paul, Minnesota 55075.

Preferred Stock

Under our charter we are authorized to issue up to 50,000,000 shares of preferred stock, without par value, in one or more series. Our board of directors may authorize the issuance of preferred stock in one or more series and may determine, with respect to any such series, the powers, preferences and rights of such series, and its qualifications, limitations and restrictions. We currently have two designated series of Preferred Stock that are outstanding or could be issued. We have designated 2,803,812 shares as Series E Preferred Stock, of which 2,796,903 shares were outstanding as of March 31, 2017. We have designated 20,000,000 shares as Series F Preferred Stock, of which 16,155,807 shares were outstanding as of March 31, 2017.

Series E Preferred Stock

Ranking. The Series E Preferred Stock ranks pari passu with any of our other capital stock designated as ranking on parity with the Series E Preferred Stock (“Parity Stock”), with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, and senior to our common stock, the Series F Preferred Stock and any other class of our capital stock now or hereafter issued and outstanding that ranks junior as to the payment of dividends or amounts upon liquidation, dissolution and winding up to the Series E Preferred Stock or any Parity Stock (collectively, “Junior Stock”). While any shares of Series E Preferred Stock are outstanding, we may not authorize or create any class or series of capital stock that ranks senior to the Series E Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares, without the consent of the holders of a majority of the outstanding Series E Preferred Stock.

Dividends. Holders of the Series E Preferred Stock are entitled to receive, out of funds legally available for payment, cumulative preferential cash dividends at an annual rate of 8% of the liquidation preference (equivalent to $1.3288 per share of Series E Preferred Stock), until such time as the dividend on the common stock is equal to or exceeds this amount for four consecutive calendar quarters, at which time the dividends will adjust to match the dividend on the common stock. Dividends on each share of Series E Preferred Stock accrue and are cumulative from and including the date of original issue and are paid quarterly in arrears on the last day, or the next business day, of January, April, July and October, commencing July 31, 2003. Dividends on each share of Series E Preferred Stock are cumulative to the extent not declared and paid in full whether or not there exists funds legally available for the payment of such dividends or such dividends have been authorized. Accumulations of dividends on the Series E Preferred Stock do not bear interest and holders of the Series E Preferred Stock are not entitled to any dividends in excess of full cumulative dividends. Dividends payable on the Series E Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of 12 30-day months. Dividends payable on the Series E Preferred Stock for each full dividend period are computed by dividing the annual dividend rate by four.

Until such time as the dividend on the common stock is equal to or exceeds $1.3288 per share per annum for four consecutive calendar quarters, no dividend (other than in Junior Stock) will be declared or paid on any Junior Stock unless full cumulative dividends have been declared and paid or are contemporaneously declared and funds sufficient for payment set aside on the Series E Preferred Stock for all prior dividend periods, nor shall any Junior Stock or any Parity Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for redemption of any shares of Junior Stock or Parity Stock) (except by conversion into or exchange for other Junior Stock or Parity Stock).

We may not declare, pay or set apart funds for the payment of any dividend on share of Series E Preferred Stock at such time as the terms and provisions of any agreement to which we are bound, including any agreement relating to out indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach or a default under such an agreement, or if such declaration or payment is restricted or prohibited by law.

Liquidation Preference. The holders of Series E Preferred Stock are entitled to receive in the event of any liquidation, dissolution or winding up of UDR, whether voluntary or involuntary, $16.61 per share of Series E Preferred Stock, which we refer to in this prospectus as the “Series E Liquidation Preference,” plus an amount per share of Series E Preferred Stock equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to, but not including, the date of final distribution to such holders. If, upon any liquidation, dissolution or winding up of UDR, the Series E Liquidation Preference and any amounts payable as a liquidation preference to other shares of Parity Stock are not paid in full, the holders of the shares of the Series E Preferred Stock and any such Parity Stock will share ratably in the distribution of our assets in proportion to the full respective liquidation preferences to which they are entitled.

Voting Rights. The holders of our outstanding Series E Preferred Stock are entitled to vote on an “as converted” (one-for-one) basis as a single class in combination with the holders of our common stock at any meeting of stockholders for the election of directors or for any other purpose on which holders of our common stock are entitled to vote.

Conversion Rights. Each share of the Series E Preferred Stock is convertible into 1.083 shares of common stock, subject to adjustment for (a) capital reorganization or reclassification, (b) a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of the outstanding shares of our common stock or sale of all or substantially all of our assets or (c) a dividend or other distribution payable in securities issued by us. No fractional shares will be issued upon conversion of the Series E Preferred Stock. In lieu of issuing fractional shares that would otherwise be deliverable upon the conversion of one share of Series E Preferred Stock, we will pay to the holder of such share an amount in cash equal to such fraction multiplied by the closing sale price on the trading day immediately preceding the date of conversion.

If after the original date of issue we make or issue, or fix a record date for the holders of our common stock entitled to receive, a dividend or other distribution payable in securities issued by us, then and in each event, we shall make such provision so that each holder of Series E Preferred Stock will be entitled to receive, upon conversion of the Series E Preferred Stock, in addition to the shares of our common stock receivable upon conversion, such number of such securities as such holder would have received if the holder had converted the Series E Preferred Stock immediately prior to the date of such event and had continued to hold such securities until the conversion date.

In connection with a special dividend (declared on November 5, 2008), we reserved for issuance upon conversion of the Series E Preferred stock additional shares of common stock which a holder of the Series E Preferred Stock would have received if the holder had converted the Series E Preferred Stock immediately prior to the record date for this special dividend.

Listing. The Series E Preferred Stock is not listed on any exchange.

Transfer Agent, Registrar, Dividend Disbursing Agent and Redemption Agent. The transfer agent, registrar, dividend disbursing agent and redemption agent for the Series E Preferred Stock is Wells Fargo Bank, N.A., South St. Paul, Minnesota.

Series F Preferred Stock

Existing holders of OP Units in the Operating Partnership and units of limited partnership interest in the DownREIT Partnership (“DownREIT Units”) may purchase one share of Series F Preferred Stock for each OP Unit or DownREIT Unit, as applicable, that they hold, at a purchase price of $0.0001 per share. In connection with the acquisition of properties from Home OP and the formation of the DownREIT Partnership in October 2015, we issued 13,988,313 Series F shares at $0.0001 per share to former limited partners of the Home OP, which had the right to subscribe for one share of Series F for each DownREIT Unit issued in connection with the acquisitions.

No Dividends or Liquidation Rights. The Series F Preferred Stock is not entitled to receive dividends or otherwise participate in our earnings or assets. Upon a voluntary or involuntary dissolution, liquidation or winding up, the holders of shares of the Series F Preferred Stock then outstanding will not be entitled to receive or be paid out of the assets of the corporation legally available for distribution to its stockholders. The holders of the Series F Preferred Stock as such will have no right or claim to any of our assets.

Voting Rights. Except as otherwise required by law or provided in our charter, and subject to the express terms of any other series of preferred stock, each share of Series F Preferred Stock will entitle the holder thereof to one vote for each share of Series F Preferred Stock held by such holder on each matter submitted to a vote at a meeting of the stockholders upon which holders of common stock are entitled to vote. The holders of Series F Preferred Stock will be entitled to receive notice of all meetings of the stockholders at which the holders of common stock are entitled to such notice.

Conversion Rights. The Series F Preferred Stock is not convertible into or exchangeable for any other property or securities of the corporation.

Redemption. Each share of Series F Preferred Stock will automatically be redeemed by UDR for no consideration without notice to its holder and without further action by UDR if the OP Unit or DownREIT Unit underlying such share of Series F Preferred Stock is no longer outstanding.

Anti-takeover Effects of Our Bylaws and Maryland Law

Our bylaws and Maryland law contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Bylaws. Our bylaws establish an advance written notice procedure for stockholders seeking to nominate candidates for election as directors at any annual meeting of stockholders and to bring business before an annual meeting of our stockholders. Our bylaws provide that only persons who are nominated by our board of directors or by a stockholder who has given timely written notice to our secretary before the meeting to elect directors will be eligible for election as our directors. Our bylaws also provide that any matter to be presented at any meeting of stockholders must be presented either by our board of directors or by a stockholder in compliance with the procedures in our bylaws. A stockholder must give timely written notice to our secretary of its intention to present a matter before an annual meeting of stockholders. Our board of directors then will consider whether the matter is one that is appropriate for consideration by our stockholders under the Maryland General Corporation Law and the SEC’s rules.

Certain Maryland Law Provisions. As a Maryland corporation, we are subject to certain restrictions concerning certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between us and an “interested stockholder.” Interested stockholders are persons: (i) who beneficially own 10% or more of the voting power of our outstanding voting stock, or (ii) who are affiliates or associates of us who, at any time within the two-year period prior to the date in question, were the beneficial owners of 10% or more of the voting power of our outstanding stock. Such business combinations are prohibited for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of the outstanding voting shares voting together as a single voting group, and (ii) two-thirds of the votes entitled to be cast by holders of the outstanding voting shares other than voting shares held by the interested stockholder or an affiliate or associate of the interested stockholder with whom the business combination is to be effected, unless, among other things, the corporation’s stockholders receive a minimum price for their shares and the consideration is received in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder.

Also under Maryland law, “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquirer or by officers or directors who are employees of the corporation. “Control shares” are shares of stock which, if aggregated with all other shares of stock owned by the acquirer or shares of stock for which the acquirer is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,
•	one-third or more but less than a majority, or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means, subject to certain exceptions, the acquisition of, ownership of or the power to direct the exercise of voting power with respect to, control shares.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the control share acquisition statute any acquisitions by any person of shares of our stock.

Under Title 3, Subtitle 8 of the Maryland General Corporation Law, a Maryland corporation that has a class of equity securities registered under the Securities Exchange Act of 1934 and that has at least three directors who are not officers or employees of the corporation, are not acquiring persons, are not directors, officers, affiliates or associates of any acquiring person, or are not nominated or designated as a director by an acquiring person, may elect in its charter or bylaws or by resolution of its board of directors to be subject to certain provisions of Subtitle 8 that may have the effect of delaying or preventing a change in control of the corporation. These provisions relate to a classified board of directors, removal of directors, establishing the number of directors, filling vacancies on the board of directors and calling special meetings of the corporation’s stockholders. We have not made the election to be governed by these provisions of Subtitle 8 of the Maryland General Corporation Law. However, our charter and our bylaws permit our board of directors to determine the number of directors subject to a minimum number and other provisions contained in such documents.

DESCRIPTION OF PREFERRED STOCK

Under our charter we are authorized to issue up to 50,000,000 shares of preferred stock, without par value, in one or more series. Our board of directors may authorize the issuance of preferred stock in one or more series and may determine, with respect to any such series, the powers, preferences and rights of such series, and its qualifications, limitations and restrictions. The prospectus supplement relating to any series of preferred stock that we may offer will contain the specific terms of the preferred stock. These terms may include the following:

•	the title of the series and the number of shares in the series;
•	the price at which the preferred stock will be offered;
•

the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;
•	the provisions for a sinking fund if any, and the provisions for redemption, if applicable, of the preferred stock being offered;
•	the liquidation preference per share;
•

the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•

the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•	any listing of the preferred stock being offered on any securities exchange;

•	whether interests in the shares of the series will be represented by depositary shares;

•	a discussion of any material U.S. federal income tax consequences applicable to the preferred stock being offered;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•

any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	information with respect to book-entry procedures, if any; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full, and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares, each of which would represent an interest in a fractional share, or multiple shares, of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent an interest in a fractional share, or multiple shares, of preferred stock as described in the prospectus supplement relating to such series of depositary shares.

Deposit Agreement

The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to those shares of preferred stock. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its interest in a fractional share or multiple shares, of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement. We will distribute depositary receipts to those persons purchasing such depositary shares in accordance with the terms of the offering made by the related prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record depositary shareholder based on the number of the depositary shares owned by that holder on the relevant record date under the terms specified in the deposit agreement and the related prospectus supplement.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the relevant series of preferred stock will be made available to depositary shareholders.

The amount distributed in all of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes and governmental charges.

Withdrawal of Stock

Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement and subject to the terms thereof, a holder of depositary receipts will be entitled to have the depositary deliver to such holder the applicable number of shares of preferred stock underlying the depositary shares evidenced by the surrendered depositary receipts. There may be no market, however, for the underlying preferred stock and once the underlying preferred stock is withdrawn from the depositary, it may not be redeposited.

Redemption and Liquidation

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.

Voting

Upon receiving notice of any meeting at which preferred stockholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record depositary shareholders relating to that series of preferred stock. Each depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder’s depositary shares. The depositary will vote the shares of preferred stock underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to that preferred stock, it will abstain from voting those shares of preferred stock, unless otherwise discussed in the prospectus supplement.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Unless otherwise specified in the deposit agreement and the related prospectus supplement, depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

Each depositary will forward to the relevant depositary shareholders all our reports and communications that we are required to furnish to preferred stockholders of any series.

The deposit agreement will contain provisions relating to adjustments in the fraction of a share of preferred stock represented by a depositary share in the event of a change in par value, split-up, combination or other reclassification of the preferred stock or upon any recapitalization, merger or sale of substantially all of our assets.

Neither the depositary nor UDR will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement. The obligations of UDR and each depositary under any deposit agreement will be limited to performing their duties in good faith and without negligence (in the case of any action or inaction in voting preferred stock represented by depositary shares), gross negligence or willful misconduct, and UDR and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

A depositary may resign at any time by issuing us a notice of resignation, and we may remove any depositary at any time by issuing it a notice of removal. Resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case under an indenture entered into between us and a trustee. The debt securities will be our direct obligations. We will describe the particular terms of each series of debt securities offered, including a description of the material terms of the applicable indenture, in a prospectus supplement. This description will contain all or some of the following, as applicable:

•	the title of the debt securities and whether the debt securities are senior debt securities or subordinated debt securities;

•

the aggregate principal amount of the debt securities being offered, the aggregate principal amount of debt securities outstanding, and any limit on the principal amount, including the aggregate principal amount of debt securities authorized;

•

the terms and conditions, if any, upon which the debt securities are convertible into our common stock, preferred stock or other securities, including the conversion price or its manner of calculation, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment to the conversion price and provisions affecting conversion in the event of the redemption of the debt securities;

•

the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount payable upon declaration of acceleration of their maturity, or, if applicable, the portion of the principal amount of the debt securities that is convertible into our capital stock, or the method for determining the portion;

•

if convertible, in connection with the preservation of our status as a REIT, any applicable limitations on the ownership or transferability of our capital stock into which the debt securities are convertible;

•	the denominations of the debt securities, if other than denominations of an integral multiple of $1,000;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable and the amount of principal payable on the debt securities;

•

the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, or the method for determining the rate or rates, the date or dates from which the interest will accrue or the method for determining the date or dates, the interest payment dates on which any interest will be payable and the regular record dates for the interest payment dates or the method for determining the dates, the person to whom interest should be payable, and the basis for calculating interest if other than that of a 360-day year consisting of 12 30-day months;

•

the place or places where the principal of, and any premium or make-whole amount, any interest on, and any additional amounts payable in respect of, the debt securities will be payable, where holders of debt securities may surrender for registration of transfer or exchange, and where holders may serve notices or demands to or upon us in respect of the debt securities and the applicable indenture;

•

any provisions for the redemption of the debt securities, the period or periods within which, the price or prices, including any premium or make-whole amount, at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which the debt securities may be redeemed in whole or in part at our option, if we have the option;

•

our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to the obligation;

•

if other than United States dollars, the currency or currencies in which the debt securities will be denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies;

•

whether the amount of payments of principal of, and any premium or make-whole amount, or any interest on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices, and the manner for determining the amounts;

•

whether the principal of, and any premium or make-whole amount, or any interest or additional amounts on the debt securities are to be payable, at the election of UDR or a holder, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are to be so payable;

•	provisions, if any, granting special rights to the holders of the debt securities upon the occurrence of specified events;

•

any deletions from, modifications of or additions to the events of default or covenants of UDR with respect to the debt securities, whether or not the events of default or covenants are consistent with the events of default or covenants set forth in the applicable indenture;

•	whether the debt securities will be issued in certificated or book-entry form;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture;

•

whether and under what circumstances we will pay additional amounts as contemplated in the applicable indenture on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts, and the terms of the option;

•	any restrictions or condition on the transferability of the debt securities;

•	the exchanges, if any, on which the debt securities may be listed;

•	the trustee, authenticating or paying agent, transfer agent or registrar; and

•	any other material terms of the debt securities and the applicable indenture.

The debt securities may be original issue discount securities, which are debt securities that may provide for less than their entire principal amount to be payable upon declaration of acceleration of their maturity. Special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the prospectus supplement.

Unless we specify otherwise in the applicable prospectus supplement, we will issue our senior debt securities under an indenture dated as of November 1, 1995, between us and the trustee under the indenture, which is U.S. Bank National Association (successor trustee to Wachovia Bank, National Association, formerly known as First Union National Bank of Virginia). We refer to this indenture as the “Senior Indenture.” Unless we specify otherwise in the applicable prospectus supplement, we will issue our subordinated debt securities under the indenture dated as of August 1, 1994, between us and the trustee under the indenture, which is U.S. Bank National Association (successor trustee to SunTrust Bank, formerly known as Crestar Bank). We refer to this indenture as the “Subordinated Indenture.” The Senior Indenture and the Subordinated Indenture are sometimes referred to in this prospectus individually as an “Indenture” and collectively as the “Indentures.” As trustees, U.S. Bank serves two roles. First, the trustees can enforce your rights against us if we default on the debt securities. Second, the trustees assist in administering our obligations under the debt securities, such as payments of interest.

Below, we describe the Indentures and summarize some of their provisions. However, we have not described every aspect of the Indentures or the debt securities that we may issue under the Indentures. You should refer to the actual Indentures for a complete description of their provisions and the definitions of terms used in them. In this prospectus, we provide only the definitions for some of the more important terms in the Indentures. Wherever we refer to defined terms of the Indentures in this prospectus or in the prospectus supplement, we are incorporating by reference those defined terms. The Senior Indenture and Subordinated Indenture are exhibits to the registration statement of which this prospectus is a part.

General Terms. The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, except that the Senior Indenture contains limitations on the amount of indebtedness that we may incur, as described in more detail below.

The senior debt securities issued under the Senior Indenture will be unsecured obligations and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities issued under the Subordinated Indenture will be our unsecured obligations and will be subordinated in right of payment to all senior debt.

Each Indenture allows for any one or more series of debt securities to have one or more trustees. Any trustee under either Indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to the series. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other trustee. Unless this prospectus or the applicable prospectus supplement states differently, each trustee of a series of debt securities may take any action that we may take under the applicable Indenture.

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision.

Denominations, Interest, Registration and Transfer. Unless the applicable prospectus supplement states differently, the debt securities of any series issued under an Indenture in registered form will be issuable in denominations of $1,000 and integral multiples of $1,000. Unless the prospectus supplement states otherwise, the debt securities of any series issued under an Indenture in bearer form will be issuable in denominations of $5,000.

Unless otherwise provided in the applicable prospectus supplement, the trustees will pay the principal of and any premium and interest on the debt securities issued under an Indenture and will register the transfer of any debt securities at their offices. However, at our option, we may distribute interest payments by mailing a check to the address of each holder of debt securities that appears on the register for the debt securities.

Any interest on the debt securities not punctually paid or duly provided for on any interest payment date will cease to be payable to the holder on the applicable regular record date. This defaulted interest may be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest. We will set the special record date and give the holder of the debt security at least 10 days’ prior notice. In the alternative, this defaulted interest may be paid in any other lawful manner, all as more completely described in the applicable Indenture.

Subject to any limitations imposed upon debt securities issued under an Indenture in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender to the applicable trustee of the debt securities. In addition, subject to any limitations imposed upon debt securities issued under an Indenture in book-entry form, a holder may surrender the debt securities to the trustee for conversion or registration of transfer. Debt securities surrendered for conversion, registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer from the holder. A holder will not have to pay a service charge for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any applicable tax or other governmental charge.

If the prospectus supplement refers to any transfer agent, in addition to the applicable trustee that we initially designated with respect to any series of debt securities, we may at any time rescind the designation of the transfer agent or approve a change in the location through which the transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the series. We may at any time designate additional transfer agents with respect to any series of debt securities issued under an Indenture.

Neither we nor the trustees under the Indentures will be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the holder’s option, except the portion, if any, of the debt security not to be repaid.

Merger, Consolidation or Sale. The Indentures generally provide that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other entity, provided that:

•

either we will be the continuing entity, or the successor entity formed by or resulting from the consolidation or merger or that will have received the transfer of the assets is an entity organized and existing under the laws of the United States or any state and will expressly assume payment of the principal of, and any premium or make-whole amount, if any, and interest on all of the debt securities issued under the Indenture and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture;

•

immediately after giving effect to the transaction and treating any resulting indebtedness that becomes our or any subsidiary’s obligation as having been incurred by us or the subsidiary at the time of the transaction, no event of default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing; and

•	we receive an officers’ certificate and legal opinion as to compliance with these conditions.

Covenants Under the Senior Indenture. The Senior Indenture provides that we will not, and will not permit any subsidiary to, incur any Debt (as defined below) if, immediately after giving effect to the incurrence of the additional Debt and the application of the proceeds from the Debt, the aggregate principal amount of all of our outstanding Debt on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of, without duplication:

•

our Total Assets (as defined below) as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC, or, if the filing is not permitted under the Exchange Act, with the trustee, prior to the incurrence of the additional Debt; and

•

the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received, to the extent the proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt, by us or any subsidiary since the end of the calendar quarter, including those proceeds obtained in connection with the incurrence of the additional Debt.

In addition to the foregoing limitations on the incurrence of Debt, the Senior Indenture provides that we will not, and will not permit any subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our or any subsidiary’s property if, immediately after giving effect to the incurrence of the Debt and the application of the proceeds from the Debt, the aggregate principal amount of all of our outstanding Debt on a consolidated basis that is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on our or any subsidiary’s property is greater than 40% of our Total Assets.

In addition to the foregoing limitations on the incurrence of Debt, the Senior Indenture provides that we will not, and will not permit any subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) for the four consecutive fiscal quarters most recently ended prior to the date on which the additional Debt is to be incurred will have been less than 1.5, on a pro forma basis after giving effect to the Debt and to the application of the proceeds from the Debt, and calculated on the assumption that:

•

the Debt and any other Debt incurred since the first day of the four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of the period;

•

our repayment or retirement of any other Debt since the first day of the four-quarter period had been incurred, repaid or retired at the beginning of the period, except that, in making the computation, the amount of Debt under any revolving credit facility will be computed based upon the average daily balance of the Debt during the period;

•

in the case of Acquired Debt (as defined below) or Debt incurred in connection with any acquisition since the first day of the four-quarter period, the related acquisition had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition being included in the pro forma calculation; and

•

in the case of our acquisition or disposition of any asset or group of assets since the first day of the four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, the acquisition or disposition or any related repayment of Debt had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition or disposition being included in the pro forma calculation.

The Subordinated Indenture does not limit the incurrence of Debt.

The following terms used in the covenants summarized above have the indicated meanings:

“Acquired Debt” means Debt of a person (i) existing at the time the person becomes a subsidiary or (ii) assumed in connection with the acquisition of assets from the person, in each case, other than Debt incurred in connection with, or in contemplation of, the person becoming a subsidiary or the acquisition. Acquired Debt will be deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired person becomes a subsidiary.

“Annual Service Charge” as of any date means the maximum amount that is payable in any period for interest on, and original issue discount of, our Debt and the amount of dividends that are payable in respect of any Disqualified Stock (as defined below).

“Capital Stock” means, with respect to any person, any capital stock, including preferred stock, shares, interests, participations or other ownership interests, however designated, of the person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any capital stock.

“Consolidated Income Available for Debt Service” for any period means Funds From Operations (as defined below) plus amounts that have been deducted for interest on Debt.

“Debt” of UDR or any subsidiary means any indebtedness of UDR, or any subsidiary, whether or not contingent, in respect of, without duplication:

•	borrowed money or evidenced by bonds, notes, debentures or similar instruments;

•	indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by UDR or any subsidiary;

•

the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement;

•	the principal amount of all obligations of UDR or any subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock; or

•

any lease of property by UDR or any subsidiary as lessee that is reflected on UDR’s consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles to the extent, in the case of items of indebtedness under the first three bullet points above, that any of the items, other than letters of credit, would appear as a liability on UDR’s consolidated balance sheet in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation of UDR or any subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, other than for purposes of collection in the ordinary course of business, debt of another person, other than UDR or any subsidiary.

Debt will be deemed to be incurred by us or any subsidiary whenever we or a subsidiary creates, assumes, guarantees or otherwise becomes liable for that Debt.

“Disqualified Stock” means, with respect to any person, any capital stock of the person that by the terms of the capital stock, or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable, upon the happening of any event or otherwise:

•	matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise;

•	is convertible into or exchangeable or exercisable for Debt or Disqualified Stock; or

•	is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the series of debt securities.

“Funds From Operations” for any period means income before gains or losses on investments and extraordinary items plus amounts that have been deducted, and minus amounts that have been added, for the following items, without duplication:

•	provision for preferred stock dividends;

•	provision for property depreciation and amortization; and

•

the effect of any adjustments for significant non-recurring items, including any noncash charge resulting from a change in accounting principles in determining income before gains or losses on investments and extraordinary items for the period, as reflected in our financial statements for the period determined on a consolidated basis in accordance with generally accepted accounting principles.

“Total Assets” as of any date means the sum of:

•	our Undepreciated Real Estate Assets; and

•	all of our other assets determined in accordance with generally accepted accounting principles, but excluding intangibles.

“Undepreciated Real Estate Assets” as of any date means the original cost plus capital improvements of our real estate assets on the date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles.

Except as described above, the Indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. However, our charter contains ownership and transfer restrictions relating to our stock that are designed primarily to preserve our status as a REIT for U.S. federal income tax purposes. The Internal Revenue Code generally provides that concentration of more than 50% in value of direct or indirect ownership of our stock in five or fewer individual stockholders during the last six months of any year, or ownership of our stock by fewer than 100 persons on more than a limited number of days during any taxable year, will result in our disqualification as a REIT for such purposes. Provisions of our charter that are intended to prevent concentration of ownership may prevent or hinder a change of control. You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of UDR that are described in this section, including any addition of a covenant or other provision providing event risk or similar protection.

Covenants Under Both Indentures. Each Indenture includes the following covenants:

Existence. Except as described above under “Merger, Consolidation or Sale,” we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights, both under our charter and statutory, and franchises. However, we will not be required to preserve any right or franchise if our board of directors determines that its preservation is no longer desirable in the conduct of our business and the business of our subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the holders of the debt securities of any series.

Maintenance of Properties. We will cause all of our properties used or useful in the conduct of our business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that our business may be properly and advantageously conducted at all times. However, we will not be prevented from selling or otherwise disposing of for value our properties in the ordinary course of business.

Insurance. We will, and will cause each of our subsidiaries to, keep all of our insurable properties insured against loss or damage in an amount at least equal to their then full insurable value with financially sound and reputable insurance companies.

Payment of Taxes and Other Claims. We will pay or discharge or cause to be paid or discharged, before the same becomes delinquent:

•	all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our or any subsidiary’s income, profits or property; and

•	all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon our or any subsidiary’s property.

However, we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of Financial Information. Whether or not we are subject to Sections 13 or 15(d) of the Exchange Act, we will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Sections 13 and 15(d) if we were subject to those Sections. We will also in any event:

•

within 15 days of each required filing date, transmit by mail to all holders of debt securities, as their names and addresses appear in the security register, without cost to the holders, copies of the annual reports and quarterly reports that we would have been required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act if we were subject to those Sections;

•

within 15 days of each required filing date, file with the trustee copies of the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act if we were subject to those Sections; and

•

within 15 days of each required filing date, if our filing the documents with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of the documents to any prospective holder.

Events of Default, Notice and Waiver. Each Indenture provides that the following events are “events of default” with respect to any issued series of debt securities:

•	default for 30 days in the payment of any installment of interest or additional amounts payable on any debt security of the series;

•	default in the payment of the principal of, or any premium or make-whole amount on any debt security of the series at its maturity;
•	default in making any sinking fund payment as required for any debt security of the series;

•

default in the performance of any other covenant of UDR contained in the Indenture, other than a covenant added to the Indenture solely for the benefit of a series of debt securities issued under the Indenture other than the series, continued for 60 days after written notice as provided in the Indenture;

•

default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us, or by any subsidiary, the repayment of which we have guaranteed or for which we are directly responsible or liable as obligor or guarantor, having an aggregate principal amount outstanding of at least $10,000,000, whether the indebtedness now exists or will later be created, which default will have resulted in the indebtedness being declared due and payable prior to the date on which it would otherwise have become due and payable, without the acceleration having been rescinded or annulled within 10 days after written notice as provided in the Indenture;

•

the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against us or any subsidiary in an aggregate amount, excluding amounts covered by insurance, in excess of $10,000,000 and those judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount, excluding amounts covered by insurance, in excess of $10,000,000 for a period of 30 consecutive days;

•

certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of UDR or any significant subsidiary or for all or substantially all of either of their properties; and

•	any other event of default provided with respect to the series of debt securities.

The term “significant subsidiary” means each significant subsidiary, as defined in Regulation S-X promulgated under the Securities Act, of UDR.

If an event of default under either Indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount as may be specified in their terms, of, and any make-whole amount on, all of the debt securities of that series to be due and payable immediately by written notice to us, and to the trustee if given by the holders. However, at any time after the declaration of acceleration with respect to debt securities of the series, or of all debt securities then outstanding under the applicable Indenture, as the case may be, has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of the series, or of all debt securities then outstanding under the applicable Indenture, as the case may be, may rescind and annul the declaration and its consequences if:

•

we will have deposited with the trustee all required payments of the principal of and any premium or make-whole amount and interest, and any additional amounts, on the debt securities of the series, or of all debt securities then outstanding under the applicable Indenture, as the case may be, plus certain fees, expenses, disbursements and advances of the trustee; and

•

all events of default, other than the nonpayment of accelerated principal, or specified portion thereof and any premium or make-whole amount, or interest, with respect to the debt securities of the series, or of all debt securities then outstanding under the applicable Indenture, as the case may be, have been cured or waived as provided in the Indenture.

Each Indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under the applicable Indenture, as the case may be, may waive any past default with respect to the series and its consequences, except a default:

•	in the payment of the principal of, or any premium or make-whole amount, or interest or additional amounts payable on any debt security of the series; or

•	in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the holder of each affected outstanding debt security.

Each trustee is required to give notice to the holders of debt securities within 90 days of a default under the applicable Indenture. However, the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except a default in the payment of the principal of, or any premium or make-whole amount, or interest or additional amounts payable, on any debt security of the series or in the payment of any sinking fund installment in respect of any debt security of the series, if the trustee considers the withholding to be in the interest of the holders.

Each Indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the trustee for 60 days to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of the series, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium or make-whole amount, interest on and additional amounts payable with respect to, the debt securities at their respective due dates.

Modification of the Indentures. We and the applicable trustee may modify and amend either Indenture with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the Indenture affected by the modification or amendment. However, we must have the consent of the holders of all affected outstanding debt securities to:

•	change the stated maturity of the principal of, or any premium or make-whole amount, or any installment of principal of or interest or additional amounts payable on, any debt security;

•

reduce the principal amount of, or the rate or amount of interest on, or any premium or make-whole amount payable on redemption of, or any additional amounts payable with respect to, any debt security, or reduce the amount of principal of an original issue discount security or make-whole amount, if any, that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

•

change the place of payment, or the coin or currency, for payment of principal of, and any premium or make-whole amount, or interest on, or any additional amounts payable with respect to, a debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•

reduce the percentage of outstanding debt securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with any provisions of that Indenture or any defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holder of the debt security.

The holders of not less than a majority in principal amount of outstanding debt securities issued under either Indenture have the right to waive our compliance with some covenants in the Indenture.

Subordination. Upon any distribution to our creditors in a liquidation, dissolution, reorganization or similar proceeding, the payment of the principal of and interest on subordinated debt securities issued under the Subordinated Indenture will be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all senior debt. Our obligation to make payment of the principal and interest on the subordinated debt securities will not otherwise be affected.

No payment of principal or interest may be made on the subordinated debt securities at any time if a default on senior debt exists that permits the holders of the senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated debt securities are paid in full, holders will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders have been applied to the payment of senior debt. By reason of this subordination, in the event of a distribution of assets upon insolvency, certain of our general creditors may recover more, ratably, than holders of the subordinated debt securities.

Senior debt is defined in the Subordinated Indenture as the principal of and interest on, or substantially similar payments to be made by UDR in respect of, the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred, created or assumed:

•	our indebtedness for money borrowed or represented by purchase-money obligations;
•	our indebtedness evidenced by notes, debentures, or bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other instrument;

•	our obligations as lessee under leases of property either made as part of any sale and lease-back transaction to which we are a party or otherwise;
•	indebtedness of partnerships and joint ventures that is included in our consolidated financial statements;

•

indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire; and

•	any binding commitment of us to fund any real estate investment or to fund any investment in any entity making a real estate investment, in each case other than the following:

•

any indebtedness, obligation or liability referred to in the above bullet points as to which, in the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided that the indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities or ranks pari passu with the subordinated debt securities;

•

any indebtedness, obligation or liability that is subordinated to indebtedness of UDR to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated; and

• the subordinated debt securities.

At March 31, 2017, our senior unsecured debt totaled approximately $2,518,199.

Discharge, Defeasance and Covenant Defeasance. Under each Indenture, we may discharge certain obligations to holders of any series of debt securities issued under the Indenture that have not already been delivered to the applicable trustee for cancellation and that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the applicable trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities in respect of principal, and any premium or make-whole amount, and interest and any additional amounts payable to the date of the deposit, if the debt securities have become due and payable, or to the stated maturity or redemption date, as the case may be.

Each Indenture provides that, if the provisions of its Article Fourteen are made applicable to the debt securities of or within any series pursuant the Indenture, we may elect:

•

“defeasance,” which is to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on the debt securities and the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

•

“covenant defeasance,” which is to be released from our obligations with respect to the debt securities under provisions of each Indenture described under “Covenants Under the Senior Indenture” and “Covenants Under Both Indentures” above, or, if provided pursuant to Section 301 of each Indenture, our obligations with respect to any other covenant, and any omission to comply with the obligations will not constitute a default or an event or default with respect to the debt securities issued under the Indenture.

In either case upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in the currency or currencies, currency unit or currency units or composite currency or currencies in which the debt securities are payable at stated maturity (“Government Obligations,” as defined below), or both, applicable to the debt securities that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on the debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

Such a trust may only be established if, among other things, we have delivered to the applicable trustee an opinion of counsel, as specified in each Indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service (“IRS”) or a change in applicable U.S. federal income tax laws occurring after the date of the Indenture.

“Government Obligations” means securities that are:

•

direct obligations of the United States of America or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•

obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government that issued the foreign currency in which the debt securities of the series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or any other government, which, in either case, are not callable or redeemable at the option of the issuer, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by the custodian for the account of the holder of a depository receipt, provided that, except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt.

Unless otherwise provided in the prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series issued under an Indenture:

•

the holder of a debt security of the series is entitled to, and does, elect pursuant to Section 301 of the Indenture or the terms of the debt security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of the debt security; or

•

Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made, the indebtedness represented by the debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and any premium or make-whole amount, and interest on the debt security as they become due out of the proceeds yielded by converting the amount deposited in respect of the debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of the election or cessation of usage based on the applicable market exchange rate.

“Conversion Event” means the cessation of use of:

•

a currency, currency unit or composite currency, other than the ECU or other currency unit, both by the government of the country that issued the currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

•	the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or
•	any currency unit or composite currency other than the ECU for the purposes for which it was established.

Unless otherwise provided in the prospectus supplement, all payments of principal of, and any premium or make-whole amount, and interest on any debt security issued under an Indenture that is payable in a foreign currency that ceases to be used by its government of issuance will be made in United States dollars.

If we effect covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of any event of default, the amount in the currency, currency unit or composite currency in which the debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. This situation will not apply in the case of an event of default described in the fourth bullet point under “Events of Default, Notice and Waiver” of either Indenture, which sections would no longer be applicable to the debt securities or described in the last bullet point under “Events of Default, Notice and Waiver” with respect to a covenant as to which there has been covenant defeasance. However, we would remain liable to make payment of the amounts due at the time of acceleration.

The prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Book-Entry System. We may issue debt securities of a series as one or more fully registered global securities. We will deposit the global securities with, or on behalf of, a depository bank identified in the prospectus supplement relating to the series. We will register the global securities in the name of the depository bank or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series represented by the global security or securities. Until any global security is exchanged in whole or in part for debt securities in definitive certificated form, the depository bank or its nominee may not transfer the global certificate except to each other, another nominee or to their successors and except as described in the applicable prospectus supplement.

The prospectus supplement will describe the specific terms of the depository arrangement with respect to a series of debt securities that a global security will represent. We anticipate that the following provisions will apply to all depository arrangements.

Upon the issuance of any global security, and the deposit of the global security with or on behalf of the depository bank for the global security, the depository bank will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions, also referred to as “participants,” that have accounts with the depository bank or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution or placement of the debt securities or by us, if we offer and sell the debt securities directly. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants.

Ownership of beneficial interests by participants in the global security will be shown by book-keeping entries on, and the transfer of that ownership interest will be effected only through book-keeping entries to, records maintained by the depository bank or its nominee for the global security. Ownership of beneficial interests in the global security by persons that hold through participants will be shown by book-keeping entries on, and the transfer of that ownership interest among or through the participants will be effected only through book-keeping entries to, records maintained by the participants.

The laws of some jurisdictions require that some of the purchasers of securities take physical delivery of the securities in definitive certificated form rather than book-entry form. Such laws may impair the ability to own, transfer or pledge beneficial interests in any global security.

So long as the depository bank for a global security or its nominee is the registered owner of the global security, the depository bank or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the Indenture. Except as described below or otherwise specified in the applicable prospectus supplement, owners of beneficial interests in a global security:

•	will not be entitled to have debt securities of the series represented by the global security registered in their names;
•	will not receive or be entitled to receive physical delivery of debt securities of the series in definitive certificated form; and
•	will not be considered the holders thereof for any purposes under the applicable indenture.

Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository bank and, if the person is not a participant, on the procedures of the participant through which the person directly or indirectly owns its interest, to exercise any rights of a holder under the applicable indenture. The depository bank may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action that a holder is entitled to give or take under the indenture.

We understand that under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action that a holder is entitled to give or take under the indenture, the depository bank for the global security would authorize the participants holding the relevant beneficial interest to give notice or take action, and the participants would authorize beneficial owners owning through the participants to give notice or take action or would otherwise act upon the instructions of beneficial owners owning through them.

Principal and any premium and interest payments on debt securities represented by a global security registered in the name of a depository bank or its nominee will be made to the depository bank or its nominee, as the case may be, as the registered owner of the global security. None of us, the trustee or any paying agent for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depository bank for any series of debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository bank. We also expect that payments by participants to owners of beneficial interests in the global security or securities held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of the participants.

If the depository bank for any series of debt securities represented by a global security is at any time unwilling or unable to continue as depository bank and we do not appoint a successor depository bank within 90 days, we will issue the debt securities in definitive certificated form in exchange for the global security. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive certificated form in exchange for the global security representing the series of debt securities.

Debt securities of the series issued in definitive certificated form will, except as described in the applicable prospectus supplement, be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form.

Trustees. U.S. Bank National Association (successor trustee to Wachovia Bank, National Association, formerly known as First Union National Bank of Virginia) is the trustee under the Senior Indenture and is the trustee (as successor trustee to SunTrust Bank, formerly known as Crestar Bank) under the Subordinated Indenture. U.S. Bank has a lending relationships with us.

DESCRIPTION OF GUARANTEES OF THE DEBT SECURITIES

If specified in the applicable prospectus supplement, certain of our subsidiaries, including the Operating Partnership, will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, depositary shares or debt securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;
•	the price or prices at which the warrants will be issued;
•	the designation, amount and terms of the securities for which the warrants are exercisable;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants with each other security;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•	a discussion of any material U.S. federal income tax consequences applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash the amount of common stock, preferred stock, depositary shares or debt securities at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common stock, preferred stock, depositary shares or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer warrants, see the section of this prospectus entitled “Where You Can Find More Information.” We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase common stock, preferred stock, depositary shares, debt securities or other securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•	the price, if any, for the subscription rights;
•	the exercise price payable for each share of common stock, preferred stock, depositary shares, debt securities or other securities upon the exercise of the subscription rights;
•	the number of subscription rights issued to each security holder;
•	the number and terms of each share of common stock, preferred stock, depositary shares, debt securities or other securities which may be purchased per each subscription right;
•	the extent to which the subscription rights are transferable;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see the section of this prospectus entitled “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts for the purchase or sale of common stock, preferred stock, depositary shares or debt securities issued by us or by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.” The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The prospectus supplement relating to any purchase contracts or purchase units we may offer will contain the specific terms of the purchase contracts or purchase units. These terms may include the following:

•

whether the purchase contracts obligate the holder to purchase or sell, or both, our common stock, preferred stock, depositary shares or debt securities, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;
•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of common stock, preferred stock or depositary shares;
•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and
•	whether the purchase contracts will be issued in fully registered global form.

The description in the applicable prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see the section of this prospectus entitled “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any applicable prospectus supplement in their entirety.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of an investment in common stock of UDR, Inc. For purposes of this section under the heading “Material U.S. Federal Income Tax Consequences,” references to “UDR,” “we,” “our” and “us” mean only UDR, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate UDR and its subsidiaries and affiliated entities in accordance with their applicable organizational documents or partnership agreements. This summary is for general information only and is not tax advice. It does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;
•	insurance companies;
•	broker-dealers;
•	regulated investment companies;
•	partnerships and trusts;
•	persons who, as nominees, hold our stock on behalf of other persons;
•	persons who receive UDR stock through the exercise of employee stock options or otherwise as compensation;
•	persons holding UDR stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

and, except to the extent discussed below:

•	tax-exempt organizations; and
•	foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of UDR

We elected to be taxed as a REIT under the U.S. federal income tax laws commencing with our taxable year ended December 31, 1972. We believe that we have been organized and operated in such a manner as to qualify for taxation as a REIT.

The law firm of Morrison & Foerster LLP has acted as our tax counsel in connection with the Registration Statement of which this prospectus is a part. In connection with the filing of our prospectus, we received an opinion of Kutak Rock LLP to the effect that commencing with UDR’s taxable year ended on December 31, 2012, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our actual and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for the taxable year ending December 31, 2017 and in the future. It must be emphasized that the opinion of Kutak Rock LLP is based on various assumptions relating to our organization and operation and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Kutak Rock LLP or by us that we will qualify as a REIT for any particular year. We asked Kutak Rock LLP to assume for purposes of its opinion that any prior legal opinions we received to the effect that we were taxable as a REIT are correct and the conclusions reached in the opinion of Kutak Rock LLP are expressly conditioned on the accuracy of such assumption. The opinion is expressed as of the date issued. Kutak Rock LLP has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Morrison & Foerster LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

Most domestic stockholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum rate of 20% (the same as long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. See “Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

Net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders. See “Taxation of Stockholders.”

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed “real estate investment trust taxable income,” including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.
•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions,” and “—Foreclosure Property,” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•

If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•

If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

•

A 100% tax may be imposed on transactions between us and a “taxable REIT subsidiary” (“TRS”) (as described below) that do not reflect arms-length terms including, for taxable years beginning after December 31, 2015, “redetermined TRS service income.”  Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

•

If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the subchapter C corporation.

•	The earnings of our subsidiaries, including any TRS, are subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

1) that is managed by one or more trustees or directors;

2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3) that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

4) that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

5)  the beneficial ownership of which is held by 100 or more persons;

6) in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities); and

7) which meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby will satisfy this requirement.

The Internal Revenue Code provides relief from violations of certain of the REIT requirements, in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including, in certain cases, the payment of a penalty tax that is based upon the magnitude of the violation. See “—Income Tests” and “—Asset Tests” below. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in “Tax Aspects of Investments in Partnerships.”

Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS, that is directly or indirectly wholly-owned by a REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which UDR holds an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours-the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable Subsidiaries. In general, we may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or to conduct activities that, if conducted by us directly, would be treated as prohibited transactions.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage backed securities), “rents from real property,” dividends received from other REITs, and gains from the sale of real estate assets (other than, for taxable years beginning after December 31, 2015, gain from the sale of a nonqualified publicly offered REIT debt instrument as defined under Section 856(c)(5)(L)(ii) of the Code), as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•

The amount of rent must not be based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•

We, or an actual or constructive owner of 10% or more of our stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant;

•

Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

•

We generally must not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no income to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% REIT gross income test.

We generally do not intend, and as the general partner of certain subsidiary partnerships do not intend to permit our subsidiary partnerships, to take actions we believe will cause us to fail to satisfy the rental conditions described above. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will agree with our determinations of value.

Income we receive that is attributable to the rental of parking spaces at the properties will constitute rents from real property for purposes of the REIT gross income tests if certain services provided with respect to the parking facilities are performed by independent contractors from whom we derive no income, either directly or indirectly, or by a taxable REIT subsidiary, and certain other conditions are met. We believe that the income we receive that is attributable to parking facilities meets these tests and, accordingly, will constitute rents from real property for purposes of the REIT gross income tests.

From time to time, we may enter into hedging transactions with respect to one or more of our liabilities. The term “hedging transaction” generally means any transaction we enter into in the normal course of our business primarily to manage risk of interest rate changes or fluctuations with respect to borrowings made or to be made. The hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as such as specified in the Internal Revenue Code will not constitute gross income for purposes of the 75% or 95% gross income test (for transactions entered into prior to July 31, 2008, hedging transaction income will not constitute gross income for purposes of the 95% gross income test only), and therefore will be exempt from this test. To the extent that we do not properly identify such transactions as hedges, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Interest income constitutes qualifying income for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. For taxable years beginning after December 31, 2015, in the case of real estate mortgage loans secured by both real and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the mortgage is a qualifying asset under the 75% asset test and whether the interest income is qualifying income for purposes of the 75% gross income test. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “-Taxation of REITs in General,” even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, some kinds of mortgage-backed securities and mortgage loans, and, for taxable years beginning after December 31, 2015, certain personal property leased in connection with real property and debt instruments issued by “publicly offered REITs.” Assets that do not qualify for purposes of the 75% gross test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code.

Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 25% (20% for taxable years beginning after December 31, 2017) of the value of our total assets.

Fifth, for taxable years beginning after December 31, 2015, not more than 25% of the value of our total assets may be represented by debt instruments of “publicly offered REITs” to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of “publicly offered REITs” in the meaning of real estate assets for taxable years beginning after December 31, 2015, as described above.

Notwithstanding the general rule, as noted above, for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security (including debt securities) issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “-Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a) the sum of

(1) 90% of our “REIT taxable income,” computed without regard to our net capital gains and the deduction for dividends paid, and

(2) 90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b) the sum of specified items of non-cash income.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In order for distributions to be counted as satisfying the annual distribution requirements for REITS, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends,” unless such distributions are made in taxable years beginning after December 31, 2014 and we qualify as a "publicly offered REIT." A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. We believe that we are, and expect we will continue to be, a “publicly offered REIT.”

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at regular corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income, and (b) the tax that we paid on their behalf with respect to that income.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, and (y) the amounts of income we retained and on which we paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash, including receipt of distributions from our subsidiaries and our inclusion of items in income for U.S. federal income tax purposes. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each shareholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation. In such case, for federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock.

In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable in-kind distributions of property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Prohibited Transactions

Net income that we derive from a prohibited transaction, is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business by us or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property.

We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into will not constitute gross income for purposes of the 75% or 95% gross income test. A “hedging transaction” means (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, and (3) for taxable years beginning after December 31, 2015, new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates. In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Tax Aspects of Investments in Partnerships

General

We may hold investments through entities that are classified as partnerships for U.S. federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and potentially are subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests and in computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include in our calculations our proportionate share of any assets held by subsidiary partnerships. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share is based on our proportionate interest in the equity and certain debt securities issued by the partnership). See “Taxation of UDR—Effect of Subsidiary Entities—Ownership of Partnership Interests.”

Entity Classification

Any investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any subsidiary partnership as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the income tests as discussed in “Taxation of UDR—Asset Tests” and “—Income Tests,” and in turn could prevent us from qualifying as a REIT, unless we are eligible for relief from the violation pursuant to the relief provisions described above. See “Taxation of UDR—Asset Tests,” “—Income Tests” and “—Failure to Qualify,” above, for discussion of the effect of failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the status of any subsidiary partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

Under the Internal Revenue Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes so that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that any of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to a contribution that we make to any subsidiary partnerships of the cash proceeds received in offerings of our stock. As a result, the partners of our subsidiary partnerships, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.

Partnership Audit Rules

The recently enacted Bipartisan Budget Act of 2015 changes the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner's distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation of future regulations or other guidance by the U.S. Treasury. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our common stock.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends-received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates for qualified dividends received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•	dividends received by the REIT from TRSs or other taxable C corporations; or
•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. For taxable years beginning after December 31, 2015, dividends designated as capital gain dividends may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “Taxation of UDR—Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions do not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “Taxation of UDR—Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of UDR Stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly.

Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Additional Medicare Tax on Unearned Income. Certain taxable domestic stockholders, including individuals, estates and trusts, will be subject to an additional 3.8% Medicare tax on unearned income. For individuals, the additional Medicare tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents, and capital gains. Investors are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our stock.

Passive Activity Losses and Investment Interest Limitations. Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Foreign Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A “non-U.S. holder” means a beneficial owner of a share of our stock that, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, or a foreign estate or trust.

Ordinary Dividends. The portion of dividends received by a non-U.S. holder that is (1) payable out of our earnings and profits, (2) not attributable to our capital gains and (3) not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends. Such income generally must be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions. Unless our stock constitutes a U.S. real property interest (a “USRPI”), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. A non-U.S. holder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, and (b) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Dividends. Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under “—Taxation of Foreign Stockholders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the maximum amount that could have been designated as USRPI capital gains dividends. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) the non- U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see “—Taxation of Foreign Stockholders—Ordinary Dividends”), if (1) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. We anticipate that our common stock will be “regularly traded” on an established securities market.

In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements ("qualified shareholders") are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to "qualified foreign pension funds" or entities all of the interests of which are held by "qualified foreign pension funds" are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

Dispositions of UDR Stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT if, less than 50% of its value is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe that we are, and we will be, a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, no assurance can be given that we are or will remain a domestically-controlled qualified investment entity.

In the event that we are not a domestically-controlled qualified investment entity, but our stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, a non-U.S. holder’s sale of our common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 10% or less of our outstanding common stock any time during the one-year period ending on the date of the sale. We expect that our common stock will be regularly traded on an established securities market.

 In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by "qualified foreign pension funds" or entities all of the interests of which are held by "qualified foreign pension funds" are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 10% exception applicable to “regularly traded” stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

The U.S. federal taxation of non-U.S. holders is a highly complex matter that may be affected by many other considerations. Accordingly, non-U.S. holders should consult their tax advisors regarding the income and withholding tax considerations with respect to owning UDR stock.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT “closely-held” test, and (2) either (i) one pension trust owns more than 25% of the value of our stock, or (ii) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning UDR stock.

Other Tax Considerations

Dividend Reinvestment Program

Stockholders participating in our common stock dividend reinvestment program are treated as having received the gross amount of any cash distributions which would have been paid by us to such stockholders had they not elected to participate in the program. These distributions will retain the character and tax effect applicable to distributions from us generally. Participants in the dividend reinvestment program are subject to U.S. federal income and withholding tax on the amount of the deemed distributions to the extent that such distributions represent dividends or gains, even though they receive no cash. Shares of our common stock received under the program will have a holding period beginning with the day after purchase, and a tax basis equal to their cost (which is the gross amount of the distribution).

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the Treasury Department to collect and provide to the Treasury Department substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, with such institution. The legislation also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity.

The U.S. Treasury Department and the IRS have announced that withholding on payments of gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends will only apply to payments made after December 31, 2018. If we (or an applicable withholding agent) determine withholding under the Foreign Account Tax Compliance Act is appropriate, we (or such agent) will withhold tax at the applicable statutory rate, without being required to pay any additional amounts in respect of such withholding. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing the Foreign Account Tax Compliance Act may be subject to different rules. Holders are urged to consult their own tax advisors regarding the possible implications of this legislation on their purchase, ownership and disposition of our common stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act, which are incorporated by reference.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;
•	through agents;
•	to or through underwriters, brokers or dealers;
•	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;
•

enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•

loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•	any delayed delivery arrangements;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than the common stock which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange or on an automated quotation system; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Morrison & Foerster LLP, Washington, D.C. will provide opinions regarding the authorization and validity of the securities and certain U.S. federal income tax matters, and certain U.S. federal income tax matters will be passed upon for us by Kutak Rock LLP, Little Rock, Arkansas. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of UDR, Inc. and United Dominion Realty, L.P. appearing in UDR, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2016 including schedules appearing therein, and the effectiveness of UDR, Inc.’s internal control over financial reporting as of December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplements and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements include, without limitation, statements concerning property acquisitions and dispositions, development activity and capital expenditures, capital raising activities, rent growth, occupancy, and rental expense growth. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. In addition to any factors that may be described in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference, such factors include, among other things, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning the joint ventures with third parties, expectations that automation will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. Actual results may differ substantially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this prospectus or the applicable document incorporated by reference herein, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in the Company’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under U.S. securities laws.

WHERE YOU CAN FIND MORE INFORMATION

UDR, Inc. and United Dominion Realty, L.P. file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site, www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including UDR, Inc. and United Dominion Realty, L.P.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. UDR, Inc. and United Dominion Realty, L.P. incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Annual Report of UDR, Inc. on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 21, 2017;
•	Annual Report of United Dominion Realty, L.P. on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 21, 2017;
•	Quarterly Reports of UDR, Inc. on Form 10-Q for the fiscal quarter ended March 31, 2017, filed with the SEC on April 25, 2017;
•	Quarterly Reports of United Dominion Realty, L.P. on Form 10-Q for the fiscal quarter ended March 31, 2017, filed with the SEC on April 25, 2017;
•	Current Reports of UDR, Inc. on Form 8-K, filed with the SEC on January 3, 2017 and January 23, 2017;
•

Definitive Proxy Statement of UDR, Inc. dated April 25, 2017, and definitive Additional Materials filed with the SEC on April 28, 2017, both filed in connection with UDR, Inc.’s Annual Meeting of Stockholders held on May 11, 2017; and

•

Description of the capital stock of UDR, Inc. contained in the Registration Statement on Form 8-A/A dated and filed with the SEC on November 7, 2005, including any amendments or reports filed with the SEC for the purpose of updating such description.

UDR, Inc. and United Dominion Realty, L.P. also incorporate by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference into this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents).

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any of the documents referred to above by written or oral request to:

UDR, Inc.

1745 Shea Center Drive, Suite 200

Highlands Ranch, Colorado 80129

Attention: Investor Relations

Telephone: (720) 283-6120

We maintain a web site at www.udr.com. The reference to our web site does not constitute incorporation by reference of the information contained at the site and you should not consider it a part of this prospectus or any other document we file with or furnish to the SEC.

UDR, Inc.